                                                                    EXHIBIT 4(p)
                                                                    ------------



================================================================================



                          GEORGIA-PACIFIC CORPORATION


                                      and


                      THE FIRST NATIONAL BANK OF CHICAGO,
                          as Purchase Contract Agent

                            ----------------------




                          PURCHASE CONTRACT AGREEMENT



                           Dated as of July 7, 1999





================================================================================

                               TABLE OF CONTENTS

                                                                         Page

RECITALS...............................................................   1

       ARTICLE I Definitions and Other Provisions of General Applications

Section 1.1.     Definitions...........................................   1
Section 1.2.     Compliance Certificates and Opinions..................  11
Section 1.3.     Form of Documents Delivered to Purchase Contract Agent  12
Section 1.4.     Acts of Holders; Record Dates.........................  12
Section 1.5.     Notices...............................................  14
Section 1.6.     Notice to Holders; Waiver.............................  15
Section 1.7.     Effect of Headings and Table of Contents..............  15
Section 1.8.     Successors and Assigns................................  15
Section 1.9.     Separability Clause...................................  15
Section 1.10.    Benefits of Agreement.................................  15
Section 1.11.    Governing Law.........................................  16
Section 1.12.    Legal Holidays........................................  16
Section 1.13.    Counterparts..........................................  16
Section 1.14.    Inspection of Agreement...............................  16

                         ARTICLE II Certificate Forms


Section 2.1.     Forms of Certificates Generally.......................  16
Section 2.2.     Form of Purchase Contract Agent's Certificate of
                 Authentication........................................  18

                          ARTICLE III The Securities

Section 3.1.     Amount; Form and Denominations........................  18
Section 3.2.     Rights and Obligations Evidenced by the Certificates..  18
Section 3.3.     Execution, Authentication, Delivery and Dating........  19
Section 3.4.     Temporary Certificates................................  20
Section 3.5.     Registration; Registration of Transfer and Exchange...  20
Section 3.6.     Book-Entry Interests..................................  22
Section 3.7.     Notices to Holders....................................  22
Section 3.8.     Appointment of Successor Clearing Agency..............  22
Section 3.9.     Definitive Certificates...............................  22
Section 3.10.    Mutilated, Destroyed, Lost and Stolen Certificates....  23

Section 3.11.    Persons Deemed Owners.................................  24
Section 3.12.    Cancellation..........................................  24
Section 3.13.    Creation of Treasury PEPS Units by Substitution of
                 Treasury Securities...................................  25
Section 3.14.    Reestablishment of PEPS Units.........................  26
Section 3.15.    Transfer of Collateral upon Occurrence of
                 Termination Event.....................................  27
Section 3.16.    No Consent to Assumption..............................  28


                    ARTICLE IV The Senior Deferrable Notes

Section 4.1.     Interest Payments; Rights to Interest Payments
                 Preserved.............................................  28
Section 4.2      Deferral of Interest Payments.........................  29
Section 4.3.     Interest Rate Reset; Notice Relating to Cash
                 Settlement............................................  29
Section 4.4.     Notice and Voting.....................................  30

                       ARTICLE V The Purchase Contracts

Section 5.1.     Purchase of Shares of Georgia-Pacific Group Stock.....  30
Section 5.2.     Purchase Contract Payments............................  33
Section 5.3.     Deferral of Purchase Contract Payments................  33
Section 5.4.     Payment of Purchase Price.............................  34
Section 5.5.     Issuance of Shares of Georgia-Pacific Group Stock.....  37
Section 5.6.     Adjustment of Settlement Rate.........................  38
Section 5.7.     Notice of Adjustments and Certain Other Events........  45
Section 5.8.     Termination Event; Notice.............................  45
Section 5.9.     Early Settlement......................................  46
Section 5.10.    Acceleration of Purchase Contract Settlement Date.....  48
Section 5.11.    No Fractional Shares..................................  51
Section 5.12.    Charges and Taxes.....................................  51

                              ARTICLE VI Remedies

Section 6.1.     Unconditional Right of Holders to Receive
                 Purchase Contract Payments and to Purchase
                 Shares of Georgia-Pacific Group Stock.................  51
Section 6.2.     Restoration of Rights and Remedies....................  52
Section 6.3.     Rights and Remedies Cumulative........................  52
Section 6.4.     Delay or Omission Not Waiver..........................  52
Section 6.5.     Undertaking for Costs.................................  52
Section 6.6.     Waiver of Stay or Extension Laws......................  53

                    ARTICLE VII The Purchase Contract Agent

Section 7.1.     Certain Duties and Responsibilities..................  53
Section 7.2.     Notice of Default....................................  54
Section 7.3.     Certain Rights of Purchase Contract Agent............  54
Section 7.4.     Not Responsible for Recitals or Issuance of
                 Securities...........................................  55
Section 7.5.     May Hold Securities..................................  55
Section 7.6.     Money Held in Custody................................  55
Section 7.7.     Compensation and Reimbursement.......................  56
Section 7.8.     Corporate Purchase Contract Agent Required;
                 Eligibility..........................................  56
Section 7.9.     Resignation and Removal; Appointment of
                 Successor............................................  57
Section 7.10.    Acceptance of Appointment by Successor...............  58
Section 7.11.    Merger, Conversion, Consolidation or
                 Succession to Business...............................  58
Section 7.12.    Preservation of Information; Communications to
                 Holders..............................................  59
Section 7.13.    No Obligations of Purchase Contract Agent............  59
Section 7.14.    Tax Compliance.......................................  59

                     ARTICLE VIII Supplemental Agreements

Section 8.1.     Supplemental Agreements Without Consent of Holders...  60
Section 8.2.     Supplemental Agreements With Consent of Holders......  61
Section 8.3.     Execution of Supplemental Agreements.................  62
Section 8.4.     Effect of Supplemental Agreements....................  62
Section 8.5.     Reference to Supplemental Agreements.................  62

     ARTICLE IX Merger, Consolidation, Share exchange, Sale or Conveyance

Section 9.1.     Covenant Not to Merge, Consolidate, Enter into
                 a Share Exchange, Sell or Convey Property
                 Except Under Certain Conditions......................  62
Section 9.2.     Rights and Duties of Successor Corporation...........  63
Section 9.3.     Officers' Certificate and Opinion of Counsel
                 Given to Purchase Contract Agent.....................  63

                              ARTICLE X Covenants

Section 10.1.    Performance Under Purchase Contracts.................  64
Section 10.2.    Maintenance of Office or Agency......................  64
Section 10.3.    Company to Reserve Georgia-Pacific Group Stock.......  64
Section 10.4.    Covenants as to Georgia-Pacific Group Stock..........  65
Section 10.5.    Statements of Officers of the Company as to Default..  65
Section 10.6.    ERISA................................................  65

                                 EXHIBITS

EXHIBIT A        Form of PEPS Units Certificate
EXHIBIT B        Form of Treasury PEPS Units Certificate
EXHIBIT C        Instruction to Purchase Contract Agent
EXHIBIT D        Notice from Purchase Contract Agent to Holders (Transfer of
                 Collateral upon Occurrence of a Termination Event)
EXHIBIT E        Notice to Settle by Cash
EXHIBIT F        Notice from Purchase Contract Agent to Collateral Agent and
                 Senior Trustee (Settlement of Purchase Contract through
                 Remarketing)

     PURCHASE CONTRACT AGREEMENT, dated as of July 7, 1999, between GEORGIA-PACIFIC CORPORATION, a Georgia corporation (the "Company"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, acting as purchase contract agent for the Holders of Securities from time to time (the "Purchase Contract Agent").

                                 RECITALS

     The Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the Securities.

     All things necessary to make the Purchase Contracts, when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent, as provided in this Agreement, the valid obligations of the Company, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done.

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed as follows:

                                 ARTICLE I

                       Definitions and Other Provisions
                            of General Applications

Section I.1.  Definitions.

     For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

     (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

     (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision;

     (d) the following terms have the meanings given to them in this Section 1.1(d):

         "Act" has the meaning, with respect to any Holder, set forth in
          Section 1.4.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Applicable Market Value" has the meaning set forth in Section 5.1.

         "applicants" has the meaning set forth in Section 7.12(b).

         "Bankruptcy Code" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

         "Beneficial Owner" means, with respect to a Global Certificate, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "Board of Directors" means the board of directors of the Company or a duly authorized committee of that board.

         "Board Resolution" means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Purchase Contract Agent.

         "Book-Entry Interest" means a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 3.6.

         "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Senior Trustee is closed for business; provided that for purposes of the second paragraph of Section 1.12 only, the term "Business Day" shall also be deemed to exclude any day on which trading on the New York Stock Exchange, Inc. is closed or suspended.

         "Cash Settlement" has the meaning set forth in Section 5.4(a)(i).

         "Certificate" means a PEPS Units Certificate or a Treasury PEPS Units Certificate.

         "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as a depositary for the Securities and in whose name, or in the name of a nominee of that organization, shall be registered a Global Certificate and which shall undertake to effect book entry transfers and pledges of the Securities.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Price" has the meaning set forth in Section 5.1.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" has the meaning set forth in Section 1 of the Pledge Agreement.

         "Collateral Account" has the meaning set forth in Section 1 of the Pledge Agreement.

         "Collateral Agent" means The Chase Manhattan Bank, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

         "Collateral Substitution" has the meaning set forth in Section 3.13.

         "Common Stock" means the Georgia-Pacific Group Stock and the Georgia-Pacific Corporation--Timber Group Common Stock, par value $.80 per share, of the Company.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter "Company" shall mean such successor.

         "Constituent Person" has the meaning set forth in Section 5.6(b).

         "Convertible Securities" has the meaning set forth in Section F of
     Article V of the Restated Articles of Incorporation of the Company.

         "Corporate Trust Office" means the principal corporate trust office of the Purchase Contract Agent at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Global Corporate Trust Services.

         "Coupon Rate" means the percentage rate per annum at which each Senior Deferrable Note will bear interest initially.

         "Current Market Price" has the meaning set forth in Section 5.6(a)(8).

         "Depositary" means DTC until another Clearing Agency becomes its successor.

         "Disposition" has the meaning set forth in Section 5.10(a)(i).

         "DTC" means The Depository Trust Company, the initial Clearing Agency.

         "Early Settlement" has the meaning set forth in Section 5.9(a).

         "Early Settlement Amount" has the meaning set forth in Section 5.9(a).

         "Early Settlement Date" has the meaning set forth in Section 5.9(a).

         "Early Settlement Rate" has the meaning set forth in Section 5.9(b).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

         "Expiration Date" has the meaning set forth in Section 1.4(e).

         "Expiration Time" has the meaning set forth in Section 5.6(a)(6).

         "Extension Period" has the meaning set forth in Section 4.2.

         "Failed Remarketing" has the meaning set forth in Section 5.4(b).

         "Fair Value" has the meaning set forth in Section F of Article V of the Restated Articles of Incorporation of the Company.

         "Georgia-Pacific Group Stock" means the Georgia-Pacific Corporation-- Georgia-Pacific Group Common Stock, par value $.80 per share, of the Company.

         "Georgia-Pacific Group Subsidiaries" has the meaning set forth in
     Section 5.10(b).

         "Global Certificate" means a Certificate that evidences all or part of the Securities and is registered in the name of a Clearing Agency or a nominee thereof.

         "Holder" means, with respect to a Security, the Person in whose name the Security evidenced by a PEPS Units Certificate or a Treasury PEPS Units Certificate is registered in the related PEPS Units Register or the Treasury PEPS Units Register, as the case may be; provided, however, that in determining whether the Holders of the requisite number of PEPS Units or Treasury PEPS Units have voted on any matter, then for the purpose of such determination only (and not for any other purpose hereunder), if the Security remains in the form of one or more Global Certificates and if the Clearing Agency which is the holder of such Global Certificate has sent an omnibus proxy assigning voting rights to the Clearing Agency Participants to whose accounts the Securities are credited on the record date, the term "Holder" shall mean such Clearing Agency Participant acting at the direction of the Beneficial Owners.

         "Indenture" means the Indenture, dated as of March 1, 1983, between the Company and The Chase Manhattan Bank (National Association), as Trustee, as amended and supplemented (including any provisions of the TIA that are deemed incorporated therein) by the First Supplemental Indenture to the Indenture, dated July 27, 1988, among Georgia-Pacific Corporation, The Chase Manhattan Bank (National Association), as Trustee, and Morgan Guaranty Trust Company of New York, as Successor Trustee, and by the Agreement of Resignation, Appointment and Acceptance, dated as of January 31, 1992, by and among Georgia-Pacific Corporation, Morgan Guaranty Trust Company of New York, as Trustee, and The Bank of New York, as Successor Trustee, pursuant to which the Senior Deferrable Notes will be issued.

         "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Company by its Chairman of the Board, its President or one of its Vice Presidents, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Purchase Contract Agent.

         "Net Proceeds" has the meaning set forth in Section F of Article V of the Restated Articles of Incorporation of the Company.

         "non-electing share" has the meaning set forth in Section 5.6(b).

         "NYSE" has the meaning set forth in Section 5.1.

         "Officers' Certificate" means a certificate signed by (i) either the Chairman, Chief Executive Officer and President or Executive Vice President--Finance and Chief Financial Officer and (ii) either the Vice President and Treasurer or the Vice President, Deputy General Counsel and Secretary, of the Company, and delivered to the Purchase Contract Agent. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Agreement shall include:

               (1) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

               (2) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

               (3) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel to the Company (and who may be an employee of the Company), and who shall be reasonably acceptable to the Purchase Contract Agent. An opinion of counsel may rely on certificates as to matters of fact.

         "Outstanding Securities" means, with respect to any PEPS Units or Treasury PEPS Units and as of the date of determination, all PEPS Units or Treasury PEPS Units evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

               (1) If a Termination Event has occurred, (i) Treasury PEPS Units and (ii) PEPS Units for which the underlying Senior Deferrable Notes have been theretofore deposited with the Purchase Contract Agent in trust for the Holders of such PEPS Units;

               (2) PEPS Units and Treasury PEPS Units evidenced by Certificates theretofore cancelled by the Purchase Contract Agent or delivered to the Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

               (3) PEPS Units and Treasury PEPS Units evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Purchase Contract Agent proof satisfactory to it that such Certificate is held by a bona fide purchaser in whose hands the PEPS Units or Treasury PEPS Units evidenced by such Certificate are valid obligations of the Company;

     provided, however, that in determining whether the Holders of the requisite number of the PEPS Units or Treasury PEPS Units have given any request, demand, authorization, direction, notice, consent or waiver hereunder, PEPS Units or Treasury PEPS Units owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Securities, except that, in determining whether the Purchase Contract Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only PEPS Units or Treasury PEPS Units which a Responsible Officer of the Purchase Contract Agent knows to be so owned shall be so disregarded. PEPS Units or Treasury PEPS Units so owned which have been pledged in good faith may be regarded as Outstanding Securities if the pledgee establishes to the satisfaction of the Purchase Contract Agent the pledgee's right so to act with respect to such PEPS Units or Treasury PEPS Units and that the pledgee is not the Company or any Affiliate of the Company.

         "Payment Date" means each February 16, May 16, August 16 and November 16, commencing November 16, 1999.

         "PEPS Unit" means the collective rights and obligations of a Holder of a PEPS Units Certificate in respect of the Senior Deferrable Note, subject to the Pledge thereof, and the related Purchase Contract.

         "PEPS Units Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of PEPS Units specified on such certificate.

         "PEPS Units Register" and "PEPS Units Registrar" have the respective meanings set forth in Section 3.5.

         "Permitted Investments" has the meaning set forth in Section 1 of the Pledge Agreement.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

         "Plan" means an employee benefit plan that is subject to ERISA, a plan or individual retirement account that is subject to Section 4975 of the Code or any entity whose assets are considered assets of any such plan.

         "Pledge" means the pledge under the Pledge Agreement of the Senior Deferrable Notes or the Treasury Securities, in either case constituting a part of the Securities.

         "Pledge Agreement" means the Pledge Agreement, dated as of July 7, 1999, among the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Securities.

         "Pledged Senior Deferrable Notes" has the meaning set forth in Section 1 of the Pledge Agreement.

         "Predecessor Certificate" means a Predecessor PEPS Units Certificate or a Predecessor Treasury PEPS Units Certificate.

         "Predecessor PEPS Units Certificate" of any particular PEPS Units Certificate means every previous PEPS Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the PEPS Units evidenced thereby; and, for the purposes of this definition, any PEPS Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen PEPS Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen PEPS Units Certificate.

         "Predecessor Treasury PEPS Units Certificate" of any particular Treasury PEPS Units Certificate means every previous Treasury PEPS Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Treasury PEPS Units evidenced thereby; and, for the purposes of this definition, any Treasury PEPS Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Treasury PEPS Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Treasury PEPS Units Certificate.

         "Proceeds" has the meaning set forth in Section 1 of the Pledge Agreement.

         "Purchase Contract" means, with respect to any Security, the contract forming a part of such Security and obligating the Company to (i) sell, and the Holder of such Security to purchase, shares of Georgia-Pacific Group Stock and (ii) pay the Holder Purchase Contract Payments on the terms and subject to the conditions set forth in Article Five hereof.

         "Purchase Contract Agent" means the Person named as the "Purchase Contract Agent" in the first paragraph of this agreement until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Purchase Contract Agent" shall mean such Person.

         "Purchase Contract Payments" means the payments payable by the Company on the Payment Dates in respect of each Purchase Contract, equal to .% per annum of the Stated Amount.

         "Purchase Contract Settlement Date" means the earlier of (1) August 16, 2002; (2) the fifth Business Day immediately preceding the Redemption Date, if any, or (3) the fifth Business Day immediately preceding the Spin-Off Date, if any.

         "Purchase Contract Settlement Fund" has the meaning set forth in
     Section 5.5.

         "Purchase Price" has the meaning set forth in Section 5.1.

         "Purchased Shares" has the meaning set forth in Section 5.6(a)(6).

         "Record Date" for the Purchase Contract Payments payable on any Payment Date means, as to any Global Certificate, the Business Day next preceding such Payment Date, and as to any other Certificate, the fifteenth Business Day prior to such Payment Date.

         "Redemption" has the meaning set forth in Section 5.10(a)(i)

         "Redemption Date" has the meaning set forth in Section 5.10(a)(i).

         "Reference Price" has the meaning set forth in Section 5.1.

         "Register" means the PEPS Units Register and the Treasury PEPS Units Register.

         "Registrar" means the PEPS Units Registrar and the Treasury PEPS Units Registrar.

         "Related Business Transaction" has the meaning set forth in Section F of Article V of the Restated Articles of Incorporation of the Company.

         "Remarketing" has the meaning set forth in the Senior Deferrable Notes Board Resolutions.

         "Remarketing Agent" has the meaning set forth in Section 5.4(b).

         "Remarketing Agreement" means the Remarketing Agreement, dated as of July 7, 1999, between the Company and the Remarketing Agent.

         "Remarketing Fee" has the meaning set forth in Section 5.4(b).

         "Reorganization Event" has the meaning set forth in Section 5.6(b).

         "Reset Rate" has the meaning set forth in the Senior Deferrable Notes Board Resolutions.

         "Responsible Officer" means, with respect to the Purchase Contract Agent, any officer of the Purchase Contract Agent assigned by the Purchase Contract Agent to administer its corporate trust matters.

         "Securities Intermediary" means The Chase Manhattan Bank, as Securities Intermediary under the Pledge Agreement until a successor Securities Intermediary shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Securities Intermediary" shall mean such successor.

         "Security" means a PEPS Unit or a Treasury PEPS Unit, as the case may be.

         "Senior Deferrable Notes" means the Senior Deferrable Notes issued under the Indenture, each bearing interest, payable on the Payment Dates, at the Coupon Rate until the Purchase Contract Settlement Date, and at the Reset Rate thereafter.

         "Senior Deferrable Notes Board Resolutions" means the resolutions duly adopted by the Board on June ., 1999 relating to the Senior Deferrable Notes.

         "Senior Trustee" means The Bank of New York, a New York State banking corporation, as trustee under the Indenture, or any successor thereto.

         "Settlement Rate" has the meaning set forth in Section 5.1.

         "Spin-Off Date" has the meaning set forth in Section 5.10(b).

         "Stated Amount" means $50.

         "Stated Maturity" means, with respect to the Senior Deferrable Notes, August 16, 2004.

         "Termination Date" means the date, if any, on which a Termination Event occurs.

         "Termination Event" means the occurrence of any of the following events:

         (1) at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company or any other similar applicable Federal or State law, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Purchase Contract Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days;

         (2) a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the termination or liquidation of its affairs, shall have been entered, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Purchase Contract Settlement Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days; or

         (3) at any time on or prior to the Purchase Contract Settlement Date, the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

         "Threshold Appreciation Price" has the meaning set forth in Section
     5.1.

         "TIA" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

         "Trading Day" has the meaning set forth in Section 5.1.

         "Treasury PEPS Unit" means, following the substitution of Treasury Securities for the Senior Deferrable Note as collateral to secure a Holder's obligations under the Purchase Contract, the collective rights and obligations of a Holder of a Treasury PEPS Units Certificate in respect of such Treasury Securities, subject to the Pledge thereof, and the related Purchase Contract.

         "Treasury PEPS Units Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Treasury PEPS Units specified on such certificate.

         "Treasury PEPS Units Register" and "Treasury PEPS Units Registrar" have the respective meanings set forth in Section 3.5.

         "Treasury Securities" means zero-coupon U.S. Treasury Securities
     (Cusip No. 912820BE6) which are the principal strip of the .% U.S. Treasury Securities which mature on August 15, 2002.

         "Underwriting Agreement" means the Underwriting Agreement, dated
     June 30, 1999, between the Company and Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., PaineWebber Incorporated and Salomon Smith Barney Inc.

Section I.2.  Compliance Certificates and Opinions.

     Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Purchase Contract Agent to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Purchase Contract Agent an Officers' Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if requested by the Purchase Contract Agent, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section I.3.  Form of Documents Delivered to Purchase Contract Agent.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

Section I.4.  Acts of Holders; Record Dates.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.1) conclusive in favor of the Purchase Contract Agent and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Purchase Contract Agent deems sufficient.

     (c) The ownership of Securities shall be proved by the PEPS Units Register or the Treasury PEPS Units Register, as the case may be.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Purchase Contract Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

     (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Securities. If any record date is set pursuant to this paragraph, the Holders of the Outstanding PEPS Units and the Outstanding Treasury PEPS Units, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the PEPS Units or the Treasury PEPS Units, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable Expiration Date by Holders of the requisite number of Outstanding Securities on such record date. Nothing contained in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by

Holders and the applicable Expiration Date to be given to the Purchase Contract Agent in writing and to each Holder of Securities in the manner set forth in
Section 1.6.

     With respect to any record date set pursuant to this Section, the Company may designate any date as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Purchase Contract Agent in writing, and to each Holder of Securities in the manner set forth in Section 1.6, prior to or on the existing Expiration Date.
If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Section I.5.  Notices.

     Any notice or communication is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telecopier (with receipt confirmed) or overnight air courier guaranteeing next day delivery, to the others' address; provided that notice shall be deemed given to the Purchase Contract Agent only upon receipt thereof:

     If to the Purchase Contract Agent:

          The First National Bank of Chicago
          One First National Plaza
          Suite 0126
          Chicago, Illinois  60670-0126
          Telecopier No.:  (312) 407-1708
          Attention:  Global Corporate Trust Services

     If to the Company:

          Georgia-Pacific Corporation
          133 Peachtree Street, N.E.
          Atlanta, Georgia  30303
          Telecopier No.: (404) 230-1674
          Attention:  .

     If to the Collateral Agent:

          The Chase Manhattan Bank
          450 West 33rd Street, 15th Floor
          New York, New York 10001-2697
          Telecopier No.: (212) 946-8154

          Attention: Corporate Trust Department

     If to the Senior Trustee:

          The Bank of New York
          101 Barclay Street
          New York, New York 10286
          Telecopier No.:  .
          Attention:  .

Section I.6.  Notice to Holders; Waiver.

     Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the applicable Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Purchase Contract Agent shall constitute a sufficient notification for every purpose hereunder.

Section I.7.  Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section I.8.  Successors and Assigns.

     All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

Section I.9.  Separability Clause.

     In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

Section I.10.  Benefits of Agreement.

     Nothing contained in this Agreement or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Securities evidenced by their Certificates by their acceptance of delivery of such Certificates.

Section I.11.  Governing Law.

     This Agreement and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Section I.12.  Legal Holidays.

     In any case where any Payment Date shall not be a Business Day, notwithstanding any other provision of this Agreement or the PEPS Units Certificates or the Treasury PEPS Units Certificates, Purchase Contract Payments shall not be made on such date, but shall be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, provided that no interest shall accrue or be payable by the Company or any Holder for the period from and after any such Payment Date, except that, if such next succeeding Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day with the same force and effect as if made on such Payment Date.

     In any case where any Purchase Contract Settlement Date shall not be a Business Day, notwithstanding any other provision of this Agreement, the PEPS Units Certificates or the Treasury PEPS Units Certificates, the Purchase Contracts shall not be performed on such date, but the Purchase Contracts shall be performed on the immediately following Business Day with the same force and effect as if performed on the Purchase Contract Settlement Date.

Section I.13.  Counterparts.

     This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

Section I.14.  Inspection of Agreement.

     A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Beneficial Owner.

                                  ARTICLE II

                               Certificate Forms

Section II.1.  Forms of Certificates Generally.

     The PEPS Units Certificates (including the form of Purchase Contract forming part of each PEPS Unit evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the PEPS Units are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such PEPS Units Certificates, as evidenced by their execution of the PEPS Units Certificates.

     The definitive PEPS Units Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the PEPS Units evidenced by such PEPS Units Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

     The Treasury PEPS Units Certificates (including the form of Purchase Contract forming part of each Treasury PEPS Unit evidenced thereby) shall be in substantially the form set forth in Exhibit B hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Treasury PEPS Units may be listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Treasury PEPS Units Certificates, as evidenced by their execution of the Treasury PEPS Units Certificates.

     The definitive Treasury PEPS Units Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Treasury PEPS Units evidenced by such Treasury PEPS Units Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

     Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

     "THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS

     CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REQUESTED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REGISTERED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

Section II.2.  Form of Purchase Contract Agent's Certificate of Authentication.

     The form of the Purchase Contract Agent's certificate of authentication of the PEPS Units shall be in substantially the form set forth on the form of the PEPS Units Certificates.

     The form of the Purchase Contract Agent's certificate of authentication of the Treasury PEPS Units shall be in substantially the form set forth on the form of the Treasury PEPS Units Certificates.

                                  ARTICLE III

                                The Securities

Section III.1.  Amount; Form and Denominations.

     The aggregate number of Securities evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 17,250,000 (including 2,250,000 relating to the Underwriters' over-allotment option), except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Section 3.4, 3.5, 3.10, 3.13, 3.14, 5.9 or 8.5.

     The Certificates shall be issuable only in registered form and only in denominations of a single PEPS Unit or Treasury PEPS Unit and any integral multiple thereof.

Section III.2.  Rights and Obligations Evidenced by the Certificates.

     Each PEPS Units Certificate shall evidence the number of PEPS Units specified therein, with each such PEPS Unit representing (1) the ownership by the Holder thereof of a beneficial interest in one Senior Deferrable Note, subject to the Pledge of such Senior Deferrable Note by such Holder pursuant to the Pledge Agreement, and (2) the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Purchase Contract Agent as attorney-in-fact for, and on behalf of, the Holder of each PEPS Unit shall pledge, pursuant to the Pledge Agreement, the Senior Deferrable Note, forming a part of such PEPS Unit, to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title and interest of such Holder in such Senior Deferrable Note for the benefit of the Company, to secure the obligation of the Holder under each Purchase Contract to purchase shares of Georgia-Pacific Group Stock. Prior to the purchase of shares of Georgia-Pacific Group Stock under each Purchase Contract, such Purchase Contracts shall not entitle the Holder of a PEPS Units Certificate to any of the rights of a holder of shares of Georgia-Pacific Group Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a shareholder of the Company.

     Upon the formation of a Treasury PEPS Unit pursuant to Section 3.13, each Treasury PEPS Units Certificate shall evidence the number of Treasury PEPS Units specified therein, with each such Treasury PEPS Unit representing (1) the ownership by the Holder thereof of a 1/20 undivided beneficial interest in a Treasury Security with a principal amount equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and
(2) the rights and obligations of the Holder thereof and the Company under one Purchase Contract. Prior to the purchase of shares of Georgia-Pacific Group Stock under each Purchase Contract, such Purchase Contracts shall not entitle the Holder of a Treasury PEPS Units Certificate to any of the rights of a holder of shares of Georgia-Pacific Group Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a shareholder of the Company.

Section III.3.  Execution, Authentication, Delivery and Dating.

     Subject to the provisions of Sections 3.13 and 3.14 hereof, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Purchase Contract Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Purchase Contract Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

     The Certificates shall be executed on behalf of the Company by (1) either the Chairman, Chief Executive Officer and President or the Executive Vice President--Finance and Chief Financial Officer and (ii) the Vice President and Treasurer or the Vice President, Deputy General Counsel and Secretary, of the Company. The signature of any of these officers on the Certificates may be manual or facsimile.

     Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

     No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized signatory of the Purchase Contract Agent, as such Holder's attorney-in-fact. Such signature by an authorized signatory of the Purchase Contract Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contracts evidenced by such Certificate.

     Each Certificate shall be dated the date of its authentication.

     No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Purchase Contract Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

Section III.4.  Temporary Certificates.

     Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates which are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the PEPS Units or Treasury PEPS Units, as the case may be, are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

     If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of PEPS Units or Treasury PEPS Units, as the case may be, as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the PEPS Units or Treasury PEPS Units, as the case may be, evidenced thereby as definitive Certificates.

Section III.5.  Registration; Registration of Transfer and Exchange.

     The Purchase Contract Agent shall keep at the Corporate Trust Office a register (the "PEPS Units Register") in which, subject to such reasonable regulations as it may prescribe, the Purchase Contract Agent shall provide for the registration of PEPS Units Certificates and of transfers of PEPS Units Certificates (the Purchase Contract Agent, in such capacity, the "PEPS Units Registrar") and a register (the "Treasury PEPS Units Register") in which, subject to such reasonable regulations as it may prescribe, the Purchase Contract Agent shall provide for the registration of the Treasury PEPS Units Certificates and of transfers of Treasury PEPS Units Certificates (the Purchase Contract Agent, in such capacity, the "Treasury PEPS Units Registrar").

     Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, like tenor, and evidencing a like number of PEPS Units or Treasury PEPS Units, as the case may be.

     At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of PEPS Units or Treasury PEPS Units, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates which the Holder making the exchange is entitled to receive.

     All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of PEPS Units or Treasury PEPS Units, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Agreement as the PEPS Units or Treasury PEPS Units, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

     Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Purchase Contract Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Purchase Contract Agent duly executed, by the Holder thereof or its attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Purchase Contract Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Sections 3.6 and 8.5 not involving any transfer.

     Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate in exchange for any other Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earlier of the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:

          (1) if the Purchase Contract Settlement Date has occurred, deliver the shares of Georgia-Pacific Group Stock issuable in respect of the Purchase Contracts forming a part of the Securities evidenced by such other Certificate; or

          (2) if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Senior Deferrable Notes or the Treasury Securities, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five hereof.

Section III.6.  Book-Entry Interests.

     The Certificates, on original issuance, will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary by, or on behalf of, the Company. Such Global Certificate shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner's interest in such Global Certificate, except as provided in Section 3.9. The Purchase Contract Agent shall enter into an agreement with the Depositary if so requested by the Company. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.9:

          (1) the provisions of this Section 3.6 shall be in full force and effect;

          (2) the Company shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including making Purchase Contract Payments and receiving approvals, votes or consents hereunder) as the Holder of the Securities and the sole holder of the Global Certificates and shall have no obligation to the Beneficial Owners;

          (3) to the extent that the provisions of this Section 3.6 conflict with any other provisions of this Agreement, the provisions of this Section
     3.6 shall control; and

          (4) the rights of the Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency or the Clearing Agency Participants.

Section III.7.  Notices to Holders.

     Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company's agent shall give such notices and communications to the Holders and, with respect to any Securities registered in the name of a Clearing Agency or the nominee of a Clearing Agency, the Company or the Company's agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

Section III.8.  Appointment of Successor Clearing Agency.

     If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Securities, the Company may, in its sole discretion, appoint a successor Clearing Agency with respect to the Securities.

Section III.9.  Definitive Certificates.

     If:

          (1) a Clearing Agency elects to discontinue its services as securities depositary with respect to the Securities and a successor Clearing Agency is not appointed within 90 days after such discontinuance pursuant to
     Section 3.8; or

          (2) there shall have occurred and be continuing a default by the Company in respect of its obligations under one or more Purchase Contracts,

then upon surrender of the Global Certificates representing the Securities by the Clearing Agency, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Clearing Agency. The Company shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be protected in relying on, such instructions.

Section III.10.  Mutilated, Destroyed, Lost and Stolen Certificates.

     If any mutilated Certificate is surrendered to the Purchase Contract Agent, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate, evidencing the same number of PEPS Units or Treasury PEPS Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Purchase Contract Agent
(i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Purchase Contract Agent that such Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of PEPS Units or Treasury PEPS Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

     Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earlier of the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:

          (1) if the Purchase Contract Settlement Date has occurred, deliver the shares of Georgia-Pacific Group Stock issuable in respect of the Purchase Contracts forming a part of the Securities evidenced by such Certificate; or

          (2) if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Senior Deferrable Notes or the Treasury Securities, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five hereof.

     Upon the issuance of any new Certificate under this Section, the Company and the Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Purchase Contract Agent) connected therewith.

     Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Security evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Securities evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

     The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

Section III.11.  Persons Deemed Owners.

     Prior to due presentment of a Certificate for registration of transfer, the Company and the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name such Certificate is registered as the owner of the PEPS Units or Treasury PEPS Units evidenced thereby, for the purpose of receiving interest payments on the Senior Deferrable Notes, receiving Purchase Contract Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any interest payments on the Senior Deferrable Notes or Purchase Contract Payments payable in respect of the Purchase Contracts constituting a part of the PEPS Units or Treasury PEPS Units evidenced thereby shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

     Notwithstanding the foregoing, with respect to any Global Certificate, nothing contained herein shall prevent the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent, from giving effect to any written certification, proxy or other authorization furnished by any Clearing Agency (or its nominee), as a Holder, with respect to such Global Certificate or impair, as between such Clearing Agency and owners of beneficial interests in such Global Certificate, the operation of customary practices governing the exercise of rights of such Clearing Agency (or its nominee) as Holder of such Global Certificate.

Section III.12.  Cancellation.

     All Certificates surrendered for delivery of shares of Georgia-Pacific Group Stock on or after the Purchase Contract Settlement Date, upon the transfer of Senior Deferrable Notes or Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to an Early Settlement, or upon the registration of transfer or exchange of a Security, or a Collateral Substitution or the reestablishment of PEPS Units shall, if surrendered to any Person other than the Purchase Contract Agent, be delivered to the Purchase Contract Agent and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Purchase Contract Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon Issuer Order, be promptly cancelled by the Purchase Contract Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Purchase Contract Agent shall be destroyed by the Purchase Contract Agent unless otherwise directed by Issuer Order.

     If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Purchase Contract Agent cancelled or for cancellation.

Section III.13. Creation of Treasury PEPS Units by Substitution of Treasury Securities.

     A Holder may separate the Senior Deferrable Notes from the related Purchase Contracts in respect of such Holder's PEPS Units by substituting for such Senior Deferrable Notes, Treasury Securities in an aggregate principal amount equal to the aggregate principal amount of such Senior Deferrable Notes (a "Collateral Substitution"), at any time from and after the date of this Agreement and prior to or on the seventh Business Day immediately preceding the Purchase Contract Settlement Date by:

          (1) depositing with the Securities Intermediary Treasury Securities having an aggregate principal amount equal to the aggregate principal amount of the Senior Deferrable Notes comprising part of such PEPS Units; and

          (2) transferring the related PEPS Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C hereto, (i) stating that the Holder has transferred the relevant amount of Treasury Securities to the Securities Intermediary and (ii) requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Senior Deferrable Notes underlying such PEPS Units, whereupon the Purchase Contract Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit A to the Pledge Agreement.

Upon receipt of the Treasury Securities described in clause (1) above and the instruction described in clause (2) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will cause the Securities Intermediary to effect the release of such Senior Deferrable Notes from the Pledge, free and clear of the Company's security interest therein, and the transfer of such Senior Deferrable Notes to the Purchase Contract Agent on behalf of the Holder. Upon receipt thereof, the Purchase Contract Agent shall promptly:

          (i)    cancel the related PEPS Units;

          (ii)   transfer the Senior Deferrable Notes to the Holder; and

          (iii) authenticate, execute on behalf of such Holder and deliver a Treasury PEPS Units Certificate executed by the Company in accordance with
     Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled PEPS Units.

     Holders who elect to separate the Senior Deferrable Notes from the related Purchase Contracts and to substitute Treasury Securities for such Senior Deferrable Notes shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

     Holders may make Collateral Substitutions only in integral multiples of 20 PEPS Units.

     In the event a Holder making a Collateral Substitution pursuant to this
Section 3.13 fails to effect a book-entry transfer of the PEPS Units or fails to deliver PEPS Units Certificates to the Purchase Contract Agent after depositing Treasury Securities with the Collateral Agent, the Senior Deferrable Notes, constituting a part of such PEPS Units, and any interest payments on such Senior Deferrable Notes, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until such PEPS Units are so transferred or the PEPS Units Certificate is so delivered, as the case may be, or, with respect to a PEPS Units Certificate, such Holder provides evidence satisfactory to the Company and the Purchase Contract Agent that such PEPS Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.

     Except as described in this Section 3.13, for so long as the Purchase Contract underlying a PEPS Unit remains in effect, such PEPS Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the Senior Deferrable Note and the Purchase Contract comprising such PEPS Unit may be acquired, and may be transferred and exchanged, only as a PEPS Unit.

Section III.14.  Reestablishment of PEPS Units.

     A Holder of Treasury PEPS Units may recreate PEPS Units at any time prior to or on the seventh Business Day immediately preceding the Purchase Contract Settlement Date by:

          (1) depositing with the Securities Intermediary Senior Deferrable Notes, having an aggregate principal amount equal to the aggregate principal amount at maturity of the Treasury Securities comprising part of the Treasury PEPS Units; and

          (2) transferring the related Treasury PEPS Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C hereto, (i) stating that the Holder has transferred the relevant amount of Senior Deferrable Notes to the Securities Intermediary and (ii) requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Treasury Securities underlying such Treasury PEPS Units, whereupon the Purchase Contract Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit C to the Pledge Agreement.

Upon receipt of the Senior Deferrable Notes described in clause (1) above and the instruction described in clause (2) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will cause the Securities Intermediary to effect the release of the Treasury Securities having a corresponding aggregate principal amount at maturity from the Pledge, free and clear of the Company's security interest therein, and the transfer to the Purchase Contract Agent on behalf of the Holder. Upon receipt thereof, the Purchase Contract Agent shall promptly:

          (i)    cancel the related Treasury PEPS Units;

          (ii)   transfer the Treasury Securities to the Holder; and

          (iii) authenticate, execute on behalf of such Holder and deliver a PEPS Units Certificate executed by the Company in accordance with Section
     3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Treasury PEPS Units.

     Holders who elect to recreate PEPS Units shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

     Holders of Treasury PEPS Units may reestablish PEPS Units in integral multiples of 20 Treasury PEPS Units for 20 PEPS Units.

     Except as provided in this Section 3.14, for so long as the Purchase Contract underlying a Treasury PEPS Unit remains in effect, such Treasury PEPS Unit shall not be separable into its constituent parts and the rights and obligations of the Holder of such Treasury PEPS Unit in respect of the 1/20 of a Treasury Security and the Purchase Contract comprising such Treasury PEPS Unit may be acquired, and may be transferred and exchanged, only as a Treasury PEPS Unit.

Section III.15.  Transfer of Collateral upon Occurrence of Termination Event.

     Upon the occurrence of a Termination Event and the transfer to the Purchase Contract Agent of the Senior Deferrable Notes or the Treasury Securities, as the case may be, underlying the PEPS Units and the Treasury PEPS Units, as the case may be, pursuant to the terms of the Pledge Agreement, the Purchase Contract Agent shall request transfer instructions with respect to such Senior Deferrable Notes or Treasury Securities, as the case may be, from each Holder by written request, substantially in the form of Exhibit D hereto, mailed to such Holder at its address as it appears in the PEPS Units Register or the Treasury PEPS Units Register, as the case may be.

     Upon book-entry transfer of the PEPS Units or the Treasury PEPS Units or delivery of a PEPS Units Certificate or Treasury PEPS Units Certificate to the Purchase Contract Agent with such transfer instructions, the Purchase Contract Agent shall transfer the Senior Deferrable Notes or Treasury Securities, as the case may be, underlying such PEPS Units or Treasury PEPS Units, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions. In the event a Holder of PEPS Units or Treasury PEPS Units fails to effect such transfer or delivery, the Senior Deferrable Notes or Treasury Securities, as the case may be, underlying such PEPS Units or Treasury PEPS Units, as the case may be, and any distributions thereon, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier of:

          (1) such PEPS Units or Treasury PEPS Units are transferred or the PEPS Units Certificate or Treasury PEPS Units Certificate is surrendered or such Holder provides satisfactory evidence that such PEPS Units Certificate or Treasury PEPS Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company; and

          (2) the expiration of the time period specified in the abandoned property laws of the relevant State.

Section III.16.  No Consent to Assumption.

     Each Holder of a Security, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company or its trustee, receiver, liquidator or a person or entity performing similar functions in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or Federal law providing for reorganization or liquidation.

                                  ARTICLE IV

                          The Senior Deferrable Notes

Section IV.1.  Interest Payments; Rights to Interest Payments Preserved.

     An interest payment on any Senior Deferrable Note which is paid on any Payment Date shall, subject to receipt thereof by the Purchase Contract Agent from the Collateral Agent as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the PEPS Units Certificate (or one or more Predecessor PEPS Units Certificates) of which such Senior Deferrable Note is a part is registered at the close of business on the Record Date for such Payment Date.

     Each PEPS Units Certificate evidencing the Senior Deferrable Note delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other PEPS Units Certificate shall carry the right to accrued and unpaid and deferred interest and the right to accrue interest, which rights were carried by the Senior Deferrable Note underlying such other PEPS Units Certificate.

     In the case of any PEPS Units with respect to which Cash Settlement of the underlying Purchase Contract is effected prior to or on the fifth Business Day immediately preceding the Purchase Contract Settlement Date pursuant to prior notice, or with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date, or with respect to which a Collateral Substitution is effected, in each case on a date that is after any Record Date and prior to or on the next succeeding Payment Date, the interest payment on the Senior Deferrable Note underlying such PEPS Unit otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement or Early Settlement or Collateral Substitution, and such interest payment shall, subject to receipt thereof by the Purchase Contract Agent, be payable to the Person in whose name the PEPS Units

Certificate (or one or more Predecessor PEPS Units Certificates) was registered at the close of business on the Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any PEPS Unit with respect to which Cash Settlement or Early Settlement of the underlying Purchase Contract is effected prior to or on the fifth Business Day immediately preceding the Purchase Contract Settlement Date or an Early Settlement Date, as the case may be, or with respect to which a Collateral Substitution has been effected, interest payments on the related Senior Deferrable Notes that would otherwise be payable after the Purchase Contract Settlement Date or Early Settlement Date shall not be payable hereunder to the Holder of such PEPS Units; provided, however, that to the extent that such Holder continues to hold the separated Senior Deferrable Note that formerly comprised a part of such Holder's PEPS Unit, such Holder shall be entitled to receive the interest payments on such separated Senior Deferrable Note, as provided in the Senior Deferrable Notes Board Resolutions.

Section IV.2.  Deferral of Interest Payments.

     So long as no event of default has occurred and is occurring under the Indenture, the Company shall have the right at any time until the Stated Maturity of the Senior Deferrable Notes to defer the payment of interest on the Senior Deferrable Notes for a period of time not extending beyond the Stated Maturity (each such period of deferral, an "Extension Period"). If the Company so elects to defer interest payments on the Senior Deferrable Notes, the Company shall pay at the end of the Extension Period all interest then accrued and unpaid, together with accrued interest at the Coupon Rate or the Reset Rate, as applicable, compounded on each succeeding Payment Date.

Section IV.3.  Interest Rate Reset; Notice Relating to Cash Settlement.

     The Coupon Rate on the Senior Deferrable Notes on and after the Purchase Contract Settlement Date shall be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date equal to the Reset Rate (such Reset Rate to be in effect on and after the Purchase Contract Settlement Date). The Reset Rate shall be equal to or greater than the Coupon Rate.

     Not later than 15 calendar days nor more than 30 calendar days prior to the third Business Day immediately preceding the Purchase Contract Settlement Date, the Company shall request DTC (or any successor Clearing Agency), to notify the Beneficial Owners or Clearing Agency Participants holding PEPS Units of the procedures to be followed by Holders of PEPS Units who intend to effect a Cash Settlement prior to or on the fifth Business Day immediately preceding the Purchase Contract Settlement Date.

Section IV.4.  Notice and Voting.

     Under the terms of the Pledge Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Senior Deferrable Notes, but only to the extent instructed in writing by the Holders as described below. Upon receipt of notice of any meeting at which holders of Senior Deferrable Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Senior Deferrable Notes, the Purchase Contract Agent shall, as soon as practicable thereafter, mail to the Holders of PEPS Units a notice:

          (1) containing such information as is contained in the notice or solicitation;

          (2) stating that each Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Senior Deferrable Notes, as the case may be, entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to such Senior Deferrable Notes underlying their PEPS Units; and

          (3) stating the manner in which such instructions may be given.

Upon the written request of the Holders of PEPS Units on such record date received by the Purchase Contract Agent at least six days prior to such meeting, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Senior Deferrable Notes, as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a PEPS Unit, the Purchase Contract Agent shall abstain from voting the Senior Deferrable Notes underlying such PEPS Unit. The Company hereby agrees, if applicable, to solicit Holders of PEPS Units to timely instruct the Purchase Contract Agent in order to enable the Purchase Contract Agent to vote such Senior Deferrable Notes.

                                 ARTICLE V

                            The Purchase Contracts

Section V.1.  Purchase of Shares of Georgia-Pacific Group Stock.

     Each Purchase Contract shall, unless an Early Settlement has occurred in accordance with Section 5.9 hereof, obligate the Holder of the related Security to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "Purchase Price"), a number of shares of Georgia-Pacific Group Stock equal to the Settlement Rate unless, prior to or on the Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to:
          (1) if the Applicable Market Value (as defined below) equals or exceeds $. (the "Threshold Appreciation Price"), . shares of Georgia-Pacific Group Stock per Purchase Contract;

          (2) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than $. (the "Reference Price"), the number of shares of Georgia-Pacific Group Stock having a value, based on the Applicable Market Value, equal to the Stated Amount; and

          (3) if the Applicable Market Value is less than or equal to the Reference Price, . shares of Georgia-Pacific Group Stock per Purchase Contract,

in each case subject to adjustment as provided in Section 5.6 (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

     As provided in Section 5.11, no fractional shares of Georgia-Pacific Group Stock will be issued upon settlement of Purchase Contracts.

     The "Applicable Market Value" means the average of the Closing Price per share of Georgia-Pacific Group Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.

     The "Closing Price" per share of Georgia-Pacific Group Stock on any date of determination means:

          (1) the closing sale price (or, if no closing price is reported, the last reported sale price) per share on the New York Stock Exchange, Inc. (the "NYSE") on such date;

          (2) if Georgia-Pacific Group Stock is not listed for trading on the NYSE on any such date, the closing sale price per share as reported in the composite transactions for the principal United States securities exchange on which Georgia-Pacific Group Stock is so listed;

          (3) if Georgia-Pacific Group Stock is not so listed on a United States national or regional securities exchange, the closing sale price per share as reported by The Nasdaq Stock Market, Inc.;

          (4) if Georgia-Pacific Group Stock is not so reported, the last quoted bid price for Georgia-Pacific Group Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

          (5) if such bid price is not available, the average of the mid-point of the last bid and ask prices of Georgia-Pacific Group Stock on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company.

     A "Trading Day" means a day on which Georgia-Pacific Group Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of Georgia-Pacific Group Stock.

     Each Holder of a PEPS Unit or a Treasury PEPS Unit, by its acceptance thereof:

          (1) irrevocably authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contract on its behalf as its attorney-in-fact (including the execution of Certificates on behalf of such Holder);

          (2) agrees to be bound by the terms and provisions thereof;

          (3) covenants and agrees to perform its obligations under such Purchase Contracts;

          (4) consents to the provisions hereof;

          (5) irrevocably authorizes the Purchase Contract Agent to enter into and perform this Agreement and the Pledge Agreement on its behalf as its attorney-in-fact; and

          (6) consents to, and agrees to be bound by, the Pledge of the Senior Deferrable Notes or the Treasury Securities pursuant to the Pledge Agreement,

provided that upon a Termination Event, the rights of the Holder of such Security under the Purchase Contract may be enforced without regard to any other rights or obligations. Each Holder of a PEPS Unit or a Treasury PEPS Unit, by its acceptance thereof, further covenants and agrees, that to the extent and in the manner provided in Section 5.4 and the Pledge Agreement, but subject to the terms thereof, payments in respect of the Senior Deferrable Notes or the proceeds from the Treasury Securities at maturity on the Purchase Contract Settlement Date, as the case may be, shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

     Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of this Agreement, the Purchase Contracts underlying such Certificate and the Pledge Agreement and the transferor shall be released from the obligations under this Agreement, the Purchase Contracts underlying the Certificate so transferred and the Pledge Agreement. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

Section V.2.  Purchase Contract Payments.

     The Company shall pay, on each Payment Date, the Purchase Contract Payments payable in respect of each Purchase Contract to the Person in whose name a Certificate (or one or more Predecessor Certificates) is registered at the close of business on the Record Date next preceding such Payment Date. The Purchase Contract Payments will be payable at the office of the Purchase Contract Agent in New York City maintained for that purpose or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the PEPS Units Register or Treasury PEPS Units
Register. If any date on which Purchase Contract Payments are to be made is not a Business Day, then payment of the Purchase Contract Payments payable on such date will be made on the next day that is a Business Day (and without any interest in respect of any such delay), except that, if such Business Day is in the next calendar year, such payment will be made on the preceding Business Day.

     Upon the occurrence of a Termination Event, the Company's obligation to pay Purchase Contract Payments (including any accrued or deferred Purchase Contract Payments) shall cease.

     Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of (including as a result of a Collateral Substitution or the reestablishment of PEPS Units) any other Certificate shall carry the right to accrued and unpaid or deferred Purchase Contract Payments and the right to accrue Purchase Contract Payments, which rights were carried by the Purchase Contracts underlying such other Certificates.

     Subject to Section 5.9, in the case of any Security with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date that is after any Record Date and prior to or on the next succeeding Payment Date, Purchase Contract Payments otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement, and such Purchase Contract Payments shall be paid to the Person in whose name the Certificate evidencing such Security (or one or more Predecessor Certificates) is registered at the close of business on such Record Date.
Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date, Purchase Contract Payments that would otherwise be payable after the Early Settlement Date with respect to such Purchase Contract shall not be payable.

Section V.3.  Deferral of Purchase Contract Payments.

     The Company has the right to defer payment of all or part of the Purchase Contract Payments in respect of each Purchase Contract until no later than the Purchase Contract Settlement Date. If the Company so elects to defer Purchase Contract Payments, the Company shall pay additional Purchase Contract Payments on such deferred installments of Purchase Contract Payments at a rate equal to
 .% per annum, compounding quarterly, until such deferred installments are paid. If a Holder effects an Early Settlement or if a Termination Event shall occur, such Holder will have no right to receive any accrued deferred Purchase Contract Payments.

Section V.4.  Payment of Purchase Price.

     (a) (i) Unless a Holder of a PEPS Unit effects an Early Settlement of the underlying Purchase Contract in the manner described in Section 5.9, each such Holder who intends to pay in cash to satisfy such Holder's obligations under the Purchase Contract shall notify the Purchase Contract Agent by use of a notice in substantially the form of Exhibit E hereto of his intention to pay in cash ("Cash Settlement") the Purchase Price for the shares of

Georgia-Pacific Group Stock to be purchased pursuant to the related Purchase Contract. Such notice shall be given prior to 5:00 p.m. (New York City time) on the seventh Business Day immediately preceding the Purchase Contract Settlement Date. Prior to 11:00 a.m. (New York City time) on the next succeeding Business Day, the Purchase Contract Agent shall notify the Collateral Agent and the Senior Trustee of the receipt of such notices from Holders intending to make a Cash Settlement.

          (ii) A Holder of a PEPS Unit who has so notified the Purchase Contract Agent of his intention to effect a Cash Settlement in accordance with paragraph
(a)(i) above shall pay the Purchase Price to the Securities Intermediary for deposit in the Collateral Account prior to 11:00 a.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Securities Intermediary. Any cash received by the Collateral Agent shall be invested promptly by the Securities Intermediary in Permitted Investments and paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Securities Intermediary in respect of the investment earnings from the investment in such Permitted Investments, shall be distributed to the Purchase Contract Agent when received for payment to the Holder of the related PEPS Unit.

          (iii) If a Holder of a PEPS Unit fails to notify the Purchase Contract Agent of his intention to make a Cash Settlement in accordance with paragraph (a)(i) above, or does notify the Purchase Contract Agent as provided in paragraph (a)(i) above of his intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph (a)(ii) above, such Holder shall be deemed to have consented to the disposition of the Pledged Senior Deferrable Notes pursuant to the Remarketing as described in paragraph
(b) below.

          (iv) Promptly after 11:00 a.m. (New York City time) on the fifth Business Day preceding the Purchase Contract Settlement Date, the Purchase Contract Agent, based on notices received by the Purchase Contract Agent pursuant to Section 5.4(a) hereof and notice from the Securities Intermediary regarding cash received by it prior to such time, shall notify the Collateral Agent and the Senior Trustee of the aggregate number of Senior Deferrable Notes to be tendered for purchase in the Remarketing in a notice substantially in the form of Exhibit F hereto.

     (b) In order to dispose of the Senior Deferrable Notes, PEPS Units Holders who have not notified the Purchase Contract Agent of their intention to effect a Cash Settlement as provided in paragraph (a)(i) above, or who have so notified the Purchase Contract Agent but failed to make such payment as required by paragraph (a)(ii) above, the Company shall engage Morgan Stanley & Co. Incorporated (the "Remarketing Agent") pursuant to the Remarketing Agreement to sell such Senior Deferrable Notes. In order to facilitate the Remarketing, the Purchase Contract Agent, based on the notices specified in Section 5.4(a)(iv), shall notify the Remarketing Agent, promptly after 11:00 a.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, of the aggregate number of

Senior Deferrable Notes that are part of PEPS Units to be remarketed. Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement, shall cause such Senior Deferrable Notes to be presented to the Remarketing Agent for Remarketing.

     Upon receipt of such notice from the Purchase Contract Agent and such Senior Deferrable Notes, the Remarketing Agent shall, on the third Business Day immediately preceding the Purchase Contract Settlement Date, use reasonable efforts to remarket such Senior Deferrable Notes on such date at a price equal to at least 100.25% of the Stated Amount ($50.1250), as provided in the Remarketing Agreement. The proceeds from the Remarketing shall automatically be applied by the Collateral Agent, in accordance with the Pledge Agreement, to satisfy in full such PEPS Units Holders' obligations to pay the Purchase Price for the shares of Georgia-Pacific Group Stock under the related Purchase Contracts on the Purchase Contract Settlement Date. In addition, $.1250 per Senior Deferrable Note of the proceeds shall automatically be remitted to the Remarketing Agent for services rendered in connection with the Remarketing (the "Remarketing Fee"). Any proceeds remaining after satisfaction of the Purchase Contract and payment of the Remarketing Fee shall be payable to the Holder of such PEPS Unit.

     If, in spite of using their reasonable efforts, the Remarketing Agent cannot remarket the related Senior Deferrable Notes of such Holders of PEPS Units at a price equal to at least 100.25% of the Stated Amount ($50.1250), the Remarketing shall be deemed to have failed (a "Failed Remarketing") and in accordance with the terms of the Pledge Agreement, the Collateral Agent, for the benefit of the Company, shall exercise its rights as a secured party with respect to such Senior Deferrable Notes, including those actions specified in paragraph (c) below; provided, that if upon a Failed Remarketing the Collateral Agent exercises such rights for the benefit of the Company with respect to such Senior Deferrable Notes, any accrued and unpaid and deferred interest on such Senior Deferrable Notes shall become payable by the Company to the Purchase Contract Agent for payment to the Beneficial Owner of the PEPS Units to which such Senior Deferrable Notes relate. The Company shall cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date in a daily newspaper in the English language of general circulation in New York City, which is expected to be The Wall Street Journal, and on Bloomberg News.

     (c) With respect to any Senior Deferrable Notes which are subject to a Failed Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect thereto and, subject to applicable law and paragraph (g) below, may, among other things, (i) retain the Senior Deferrable Notes in full satisfaction of the Holders' obligations under the Purchase Contracts or (ii) sell the Senior Deferrable Notes in one or more public or private sales.

     (d) (i) Unless a Holder of a Treasury PEPS Units effects an Early Settlement of the underlying Purchase Contract through the early delivery of cash to the Purchase Contract Agent in the manner described in Section 5.9, each such Holder who intends to pay in cash shall notify the Purchase Contract Agent by use of a notice in substantially the form of Exhibit E hereto of his intention to pay in cash the Purchase Price for the shares of Georgia-Pacific Group

Stock to be purchased pursuant to the related Purchase Contract. Such notice shall be given prior to 5:00 p.m. (New York City time) on the seventh Business Day immediately preceding the Purchase Contract Settlement Date. Prior to 11:00 a.m. (New York City time) on the next succeeding Business Day, the Purchase Contract Agent shall notify the Collateral Agent of the receipt of such notices from such Holders intending to make a Cash Settlement.

          (ii) A Holder of a Treasury PEPS Unit who has so notified the Purchase Contract Agent of his intention to make a Cash Settlement in accordance with paragraph (d)(i) above shall pay the Purchase Price to the Securities Intermediary for deposit in the Collateral Account prior to 11:00 a.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Securities Intermediary. Any cash received by the Collateral Agent shall be invested promptly by the Securities Intermediary in Permitted Investments and paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Securities Intermediary in respect of the investment earnings from the investment in such Permitted Investments shall be distributed to the Purchase Contract Agent when received for payment to the Holder of the related Treasury PEPS Unit.

          (iii) If a Holder of a Treasury PEPS Unit fails to notify the Purchase Contract Agent of his intention to make a Cash Settlement in accordance with paragraph (d)(i) above, or does notify the Purchase Contract Agent as provided in paragraph (d)(i) above of his intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph (d)(ii) above, then upon the maturity of the Pledged Treasury Securities held by the Securities Intermediary on the Business Day immediately preceding the Purchase Contract Settlement Date, the principal amount of the Treasury Securities received by the Securities Intermediary shall be invested promptly in Permitted Investments.

          On the Purchase Contract Settlement Date, an amount equal to the Purchase Price shall be remitted to the Company as payment thereof without receiving any instructions from the Holder of the related Treasury PEPS Unit.
In the event the sum of the proceeds from the related Pledged Treasury Securities and the investment earnings earned from such investments is in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall cause the Securities Intermediary to distribute such excess to the Purchase Contract Agent for the benefit of the Holder of the related Treasury PEPS Unit when received.

          (iv) A Holder of a Treasury PEPS Unit may elect to have the Senior Deferrable Note, no longer a part of a PEPS Unit, remarketed. A Holder making such an election must notify the Senior Trustee prior to 11:00 a.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, of the aggregate number of Senior Deferrable Notes that are not part of PEPS Units to be remarketed. Any such notice will be irrevocable and may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Concurrently, the Senior Trustee shall cause such Senior Deferrable Notes to be presented to the Remarketing Agent for Remarketing.

     (e) Any distribution to Holders of excess funds and interest described above shall be payable at the office of the Purchase Contract Agent in New York City maintained for that purpose or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Register.

     (f) Upon Cash Settlement of any Purchase Contract:

          (1) the Collateral Agent will in accordance with the terms of the Pledge Agreement cause the Pledged Senior Deferrable Note or the Pledged Treasury Securities, as the case may be, underlying the relevant Security to be released from the Pledge, free and clear of any security interest of the Company, and transferred to the Purchase Contract Agent for delivery to the Holder thereof or its designee as soon as practicable; and

          (2) subject to the receipt thereof, the Purchase Contract Agent shall, by book-entry transfer or other appropriate procedures, in accordance with written instructions provided by the Holder thereof, transfer such Senior Deferrable Note or such Treasury Securities, as the case may be (or, if no such instructions are given to the Purchase Contract Agent by the Holder, the Purchase Contract Agent shall hold such Senior Deferrable Note or such Treasury Securities, as the case may be, and any interest payment thereon, in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder until the expiration of the time period specified in the abandoned property laws of the relevant State).

     (g) The obligations of the Holders to pay the Purchase Price are non-recourse obligations and, except to the extent satisfied by Early Settlement or Cash Settlement, are payable solely out of the proceeds of any Collateral pledged to secure the obligations of the Holders and in no event will Holders be liable for any deficiency between the proceeds of the disposition of Collateral and the Purchase Price.

     (h) The Company shall not be obligated to issue any shares of Georgia-Pacific Group Stock in respect of a Purchase Contract or deliver any certificates thereof to the Holder of the related PEPS Unit or Treasury PEPS Unit unless the Company shall have received payment in full for the aggregate purchase price for the Georgia-Pacific Group Stock to be purchased thereunder in the manner herein set forth.

Section V.5.  Issuance of Shares of Georgia-Pacific Group Stock.

     Unless a Termination Event or an Early Settlement shall have occurred, subject to Section 5.6(b), the Company shall issue and deposit with the Purchase Contract Agent, for the benefit of the Holders of the Outstanding Securities, one or more certificates representing the shares of Georgia-Pacific Group Stock registered in the name of the Purchase Contract Agent (or its nominee) as custodian for the Holders (such certificates for shares of Georgia-Pacific Group Stock, together with any dividends or distributions for which a record date and payment date for such dividend or distribution has occurred after the Purchase
Contract Settlement Date, being hereinafter referred to as the "Purchase Contract Settlement Fund") to which the Holders are entitled hereunder.

     Subject to the foregoing, upon surrender of a Certificate to the Purchase Contract Agent on or after the Purchase Contract Settlement Date, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive forthwith in exchange therefor a certificate representing that number of whole shares of Georgia-Pacific Group Stock which such Holder is entitled to receive pursuant to the provisions of this Article Five (after taking into account all Securities then held by such Holder), together with cash in lieu of fractional shares as provided in Section
5.11 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions provided by the Holder to the Purchase Contract Agent. If any shares of Georgia-Pacific Group Stock issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

Section V.6.  Adjustment of Settlement Rate.

     (a   Adjustments for Dividends, Distributions, Stock Splits, Etc.

          (1 In case the Company shall pay or make a dividend or other distribution on Georgia-Pacific Group Stock in Georgia-Pacific Group Stock, the Settlement Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Rate by a fraction of which:

               (i) the numerator shall be the number of shares of Georgia-Pacific Group Stock outstanding at the close of business on the date fixed for such determination; and

               (ii) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution,

     such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Georgia-Pacific Group Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Georgia-Pacific

     Group Stock. The Company will not pay any dividend or make any distribution on shares of Georgia-Pacific Group Stock held in the treasury of the Company.

          (2 In case the Company shall issue rights, warrants or options to all holders of its Georgia-Pacific Group Stock (not being available on an equivalent basis to Holders of the Securities upon settlement of the Purchase Contracts underlying such Securities) entitling them, for a period expiring within 45 days after the record date for the determination of shareholders entitled to receive such rights, warrants or options, to subscribe for or purchase shares of Georgia-Pacific Group Stock at a price per share less than the Current Market Price per share of Georgia-Pacific Group Stock on the date fixed for the determination of shareholders entitled to receive such rights, warrants or options (other than pursuant to a dividend reinvestment plan), the Settlement Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Settlement Rate by a fraction of which:

               (i) the numerator shall be the number of shares of Georgia-Pacific Group Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Georgia-Pacific Group Stock which the aggregate of the offering price of the total number of shares of Georgia-Pacific Group Stock so offered for subscription or purchase would purchase at such Current Market Price; and

               (ii) the denominator shall be the number of shares of Georgia-Pacific Group Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Georgia-Pacific Group Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Georgia-Pacific Group Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Georgia-Pacific Group Stock. The Company shall not issue any such rights, warrants or options in respect of shares of Georgia-Pacific Group Stock held in the treasury of the Company.

          (3 In case outstanding shares of Georgia-Pacific Group Stock shall be subdivided or split into a greater number of shares of Georgia-Pacific Group Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Georgia-Pacific Group Stock shall each be combined into a smaller number of shares of Georgia-Pacific Group Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

          (4 In case the Company shall, by dividend or otherwise, distribute to all holders of its Georgia-Pacific Group Stock evidences of its indebtedness or assets (including securities, but excluding any rights, warrants or options referred to in paragraph (2) of this Section 5.6(a), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (1) of this Section 5.6(a)), the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which:

               (i) the numerator shall be the Current Market Price per share of Georgia-Pacific Group Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Georgia-Pacific Group Stock; and

               (ii) the denominator shall be such Current Market Price per share of Georgia-Pacific Group Stock,

     such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. In any case in which this paragraph (4) is applicable, paragraph (2) of this Section 5.6(a) shall not be applicable.

          (5 In case the Company shall, by dividend or otherwise, distribute to all holders of its Georgia-Pacific Group Stock cash (excluding:

          (x) any quarterly cash dividend on Georgia-Pacific Group Stock to the extent that the aggregate cash dividend per share of Georgia-Pacific Group Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of Georgia-Pacific Group Stock of the next preceding quarterly cash dividend on Georgia-Pacific Group Stock to the extent that such preceding quarterly dividend did not require an adjustment of the Settlement Rate pursuant to this Section 5.6(a)(5) (as adjusted to reflect subdivisions or combinations of Georgia-Pacific Group Stock), and (B) 3.75% of the arithmetic average of the Closing Prices of Georgia-Pacific Group Stock during the ten consecutive Trading Days immediately prior to the date of declaration of such dividend, and

          (y) any dividend or distribution in connection with the liquidation, dissolution or termination of the Company, whether voluntary or involuntary), then, in such case, the Settlement Rate shall be increased so that the same shall equal the rate determined by multiplying the Settlement Rate in effect immediately prior to the close of business on such record date by a fraction of which:

               (i) the numerator shall be the Current Market Price of Georgia-Pacific Group Stock; and

               (ii) the denominator shall be the Current Market Price of Georgia-Pacific Group Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Georgia-Pacific Group Stock, such increase to be effective immediately prior to the opening of business on the day following the record date; provided, however, that in the event the portion of cash so distributed applicable to one share of Georgia-Pacific Group Stock is equal to or greater than the Current Market Price per share of Georgia-Pacific Group Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon settlement of the Securities the amount of cash such Holder would have received had such Holder settled each Security on the record date. In the event that such dividend or distribution is not so paid or made, the Settlement Rate shall again be adjusted to be the Settlement Rate which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 5.6(a)(5) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant to this Section 5.6(a)(5), notwithstanding the provisions of Section 5.6(a)(10). If an adjustment is required to be made as set forth in this Section 5.6(a)(5) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

          (6 In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of Georgia-Pacific Group Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of (I) an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer, by the Company or any subsidiary of the Company for all or any portion of Georgia-Pacific Group Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to this paragraph (6) has been made, and (II) the aggregate amount of any distributions to all holders of Georgia-Pacific Group Stock made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (6) has been made, exceeds 15% of the product of the Current Market Price per share of Georgia-Pacific Group Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Georgia-Pacific Group Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate immediately prior to the close of business on the date of the Expiration Time by a fraction:

               (i) the numerator of which shall be equal to (A) the product of
          (I) the Current Market Price per share of Georgia-Pacific Group Stock on the date of the Expiration Time and (II) the number of shares of Georgia-Pacific Group Stock outstanding (including any tendered shares) on the Expiration Time less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the transactions described in clauses (I) and (II) above (assuming in the case of clause (I) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares); and

               (ii) the denominator of which shall be equal to the product of
          (A) the Current Market Price per share of Georgia-Pacific Group Stock as of the Expiration Time and (B) the number of shares of Georgia-Pacific Group Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares").

          (7 The reclassification of Georgia-Pacific Group Stock into securities including securities other than Georgia-Pacific Group Stock (other than any reclassification upon a Reorganization Event to which Section 5.6(b) applies) shall be deemed to involve:

               (i) a distribution of such securities other than Georgia-Pacific Group Stock to all holders of Georgia-Pacific Group Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (4) of this Section); and

               (ii) a subdivision, split or combination, as the case may be, of the number of shares of Georgia-Pacific Group Stock outstanding immediately prior to such reclassification into the number of shares of Georgia-Pacific Group Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision, split or combination becomes effective" within the meaning of paragraph (3) of this Section).

          (8 The "Current Market Price" per share of Georgia-Pacific Group Stock on any day means the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 30 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, shall mean the first date on which Georgia-Pacific Group Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

          (9 All adjustments to the Settlement Rate shall be calculated to the nearest 1/10,000th of a share of Georgia-Pacific Group Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Settlement Rate pursuant to paragraph (1), (2), (3), (4), (5), (6), (7) or
     (10) of this Section 5.6(a), an adjustment shall also be made to the Applicable Market Value solely to determine which of clauses (a), (b) or
     (c) of the definition of Settlement Rate in Section 5.1 will apply on the Purchase Contract Settlement Date. Such adjustment shall be made by multiplying the Applicable Market Value by a fraction of which the numerator shall be the Settlement Rate immediately after such adjustment pursuant to paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of this
     Section 5.6(a) and the denominator shall be the Settlement Rate immediately prior to such adjustment; provided, however, that if such adjustment to the Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (1), (2), (3), (4), (5), (7) or (10) of this Section 5.6(a) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Rate.

          (10 The Company may make such increases in the Settlement Rate, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Georgia-Pacific Group Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

     (b   Adjustment for Consolidation, Merger or Other Reorganization Event.

          In the event of:

          (i) any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the shares of Georgia-Pacific Group Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another corporation);

          (ii) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety;

          (iii) any statutory share exchange of the Company with another Person (other than in connection with a merger or acquisition);

          (iv) any liquidation, dissolution or termination of the Company other than as a result of or after the occurrence of a Termination Event;

          (v) any conversion of all of the shares of Georgia-Pacific Group Stock into shares of Timber Stock pursuant to the Company's Restated Articles of Incorporation (any such event, a "Reorganization Event"), the Settlement Rate will be adjusted to provide that each Holder of Securities will receive on the Purchase Contract Settlement Date with respect to each Purchase Contract forming a part thereof, the kind and amount of securities, cash and other property receivable upon such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the Purchase Contract Settlement Date) by a Holder of the number of shares of Georgia-Pacific Group Stock issuable on account of each Purchase Contract if the Purchase Contract Settlement Date had occurred immediately prior to such Reorganization Event, assuming such Holder of Georgia-Pacific Group Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a "Constituent Person"), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Georgia-Pacific Group Stock held by Affiliates of the Company and non-affiliates and such Holder failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Georgia-Pacific Group Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

     In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires the assets of the Company or, in the event of a liquidation, dissolution or termination of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Purchase Contract Agent an agreement supplemental hereto providing that the Holders of each Outstanding Security shall have the rights provided by this
Section 5.6(b). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The above provisions of this Section shall similarly apply to successive Reorganization Events.

     (c   All calculations and determinations pursuant to this Section 5.6 shall be made by the Company or its agent and the Purchase Contract Agent shall have no responsibility with respect thereto.

Section V.7.  Notice of Adjustments and Certain Other Events.

     (a   Whenever the Settlement Rate is adjusted as herein provided, the
Company shall:

          (1) forthwith compute the adjusted Settlement Rate in accordance with
     Section 5.6 and prepare and transmit to the Purchase Contract Agent an Officers' Certificate setting forth the Settlement Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

          (2) within 10 Business Days following the occurrence of an event that requires an adjustment to the Settlement Rate pursuant to Section 5.6 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the Securities of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the adjusted Settlement Rate.

     (b   The Purchase Contract Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Georgia-Pacific Group Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Purchase Contract Agent makes no representation with respect thereto. The Purchase Contract Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Georgia-Pacific Group Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

Section V.8.  Termination Event; Notice.

     The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Purchase Contract Payments (including any deferred or accrued and unpaid Purchase Contract Payments), if the Company shall have such obligation, and the rights and obligations of Holders to purchase Georgia-Pacific Group Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, prior to or on the Purchase Contract Settlement Date, a Termination Event shall have occurred.

     Upon and after the occurrence of a Termination Event, the Securities shall thereafter represent the right to receive the Senior Deferrable Notes forming part of such Securities in the case of PEPS Units, or Treasury Securities in the case of Treasury PEPS Units, in accordance with the provisions of Section 5.4 of the Pledge Agreement. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Register.

Section V.9.  Early Settlement.

     (a   Subject to and upon compliance with the provisions of this Section
5.9, at the option of the Holder thereof, Purchase Contracts underlying Securities may be settled early ("Early Settlement") prior to or on the seventh Business Day immediately preceding the Purchase Contract Settlement Date, as provided herein. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Securities shall deliver such Certificates to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment (payable to the Company in immediately available funds) in an amount (the "Early Settlement Amount") equal to:

          (1) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus

          (2) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the sum of (x) the Purchase Contract Payments payable on such Payment Date with respect to such Purchase Contracts plus (y) in the case of a PEPS Units Certificate, the interest on the related Senior Deferrable Notes payable on such Payment Date.

Except as provided in the immediately preceding sentence and subject to the second to last paragraph of Section 5.2, no payment shall be made upon Early Settlement of any Purchase Contract on account of any Purchase Contract Payments accrued on such Purchase Contract or on account of any dividends on the Georgia-Pacific Group Stock issued upon such Early Settlement. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Securities prior to or at 5:00 p.m. (New York City time) on a Business Day, such day shall be the "Early Settlement Date" with respect to such Securities and if such requirements are first satisfied after 5:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, the "Early Settlement Date" with respect to such Securities shall be the next succeeding Business Day.

     (b   Upon Early Settlement of Purchase Contracts by a Holder of the related
Securities, the Company shall issue, and the Holder shall be entitled to receive, . shares of Georgia-Pacific Group Stock on account of each Purchase Contract as to which Early Settlement is effected (the "Early Settlement Rate"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted.

     (c   No later than the third Business Day after the applicable Early
Settlement Date, the Company shall cause:

          (1) the shares of Georgia-Pacific Group Stock issuable upon Early Settlement of Purchase Contracts to be issued and delivered, together with payment in lieu of any fraction of a share, as provided in Section 5.11; and

          (2) the related Senior Deferrable Notes, in the case of PEPS Units, or the related Treasury Securities, in the case of Treasury PEPS Units, to be released from the Pledge by the Collateral Agent and transferred, in each case, to the Purchase Contract Agent for delivery to the Holder thereof or its designee.

     (d   Upon Early Settlement of any Purchase Contracts, and subject to receipt of shares of Georgia-Pacific Group Stock from the Company and the Senior Deferrable Notes or Treasury Securities, as the case may be, from the Securities Intermediary, as applicable, the Purchase Contract Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Securities:

          (1) transfer to the Holder the Senior Deferrable Notes or Treasury Securities, as the case may be, forming a part of such Securities; and

          (2) deliver to the Holder a certificate or certificates for the full number of shares of Georgia-Pacific Group Stock issuable upon such Early Settlement, together with payment in lieu of any fraction of a share, as provided in Section 5.11.

     (e   In the event that Early Settlement is effected with respect to
Purchase Contracts underlying less than all the Securities evidenced by a Certificate, upon such Early Settlement the Company shall execute and the Purchase Contract Agent shall authenticate, countersign and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Securities as to which Early Settlement was not effected.

     (f) A Holder of a Security who effects Early Settlement may elect to have the Senior Deferrable Note, no longer a part of a PEPS Unit or Treasury PEPS Unit. as the case my be, remarketed. A Holder making such an election must notify the Senior Trustee prior to 11:00 a.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, of the aggregate number of Senior Deferrable Notes that are not part of PEPS Units or Treasury PEPS Units, as the case may be, to be remarketed. Any such notice will be irrevocable and may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Concurrently, the Senior Trustee shall cause such Senior Deferrable Notes to be presented to the Remarketing Agent for Remarketing.

Section V.10.  Acceleration of Purchase Contract Settlement Date.

     (a) (i) In the event the Company sells, transfers, assigns or otherwise disposes of (whether by merger, consolidation, sale or contribution of assets or stock or otherwise), in one transaction or a series of related transactions, all of the properties and assets of the Georgia-Pacific Group, (a "Disposition"), to one or more Persons (other than:

          (1) the Disposition by the Company of all of the Company's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or termination of the Company and the distribution of assets to shareholders;

          (2) on a pro rata basis to the holders of all outstanding shares of Georgia-Pacific Group Stock;

          (3) to any Person controlled by the Company (as determined by the Board); or

          (4) in connection with a Related Business Transaction),

and the Company determines to redeem all of the outstanding shares of Georgia-Pacific Group Stock in exchange for cash and/or securities (other than Common Stock) and other property having a Fair Value as of the date of such consummation in the aggregate equal to the Fair Value of the Net Proceeds of such Disposition as of the date of such consummation (a "Redemption"), then the Purchase Contract Settlement Date shall be accelerated to the fifth Business Day immediately preceding the 85th Trading Day following the consummation of such Disposition (the "Redemption Date").

          (ii) Not later than the 10th Trading Day following the consummation of such a Disposition, the Company shall announce publicly by press release:

          (1) the estimated Net Proceeds of such Disposition;

          (2) the number of shares of Georgia-Pacific Group Stock outstanding;
          and

          (3) the number of shares of Georgia-Pacific Group Stock into which or for which outstanding Convertible Securities (including the Purchase Contracts) are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof.

          (iii) Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of such a Disposition, the Company shall announce publicly by press release that it has irrevocably determined to effect the Redemption.

          (iv) Not earlier than the 35th Trading Day and not later than the 45th Trading Day following the consummation of such a Disposition, the Company shall cause to be given to the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary, the Remarketing Agent, DTC (or any successor Clearing Agency) and each Holder of a Purchase Contract a notice setting forth, among other things required by the Company's Restated Articles of Incorporation:

          (1) a statement that the Purchase Contract Settlement Date is being accelerated to the fifth Business Day prior to the Redemption Date because all shares of Georgia-Pacific Group Stock outstanding on the Redemption Date are being redeemed on the Redemption Date;

          (2) the time and date by which a Holder must give notice to the Purchase Contract Agent of his intention to effect a Cash Settlement pursuant to Section 5.4 of the Purchase Contract Agreement, which shall be prior to 5:00 p.m. (New York City time) on the seventh Business Day preceding the accelerated Purchase Contract Settlement Date;

          (3) the time and date by which a Holder who has so notified the Purchase Contract Agent of his intention to effect a Cash Settlement must pay the Purchase Price to the Securities Intermediary for deposit in the Collateral Account, which shall be prior to 11:00 a.m. (New York City time) on the fifth Business Day preceding the accelerated Purchase Contract Settlement Date;

          (4) the time and date by which the Purchase Contract Agent shall notify the Collateral Agent and the Senior Trustee of the aggregate number of Senior Deferrable Notes to be tendered for purchase in the Remarketing, which shall be after 11:00 a.m. (New York City time) on the fifth Business Day preceding the accelerated Purchase Contract Settlement Date;

          (5) the time and date by which the Purchase Contract Agent shall notify the Remarketing Agent of the aggregate number of Senior Deferrable Notes to be remarketed, which shall be after 11:00 a.m. (New York City time) on the fifth Business Day preceding the accelerated Purchase Contract Settlement Date;

          (6) the date on which the Remarketing Agent shall use reasonable efforts to remarket such Senior Deferrable Notes, which shall be the third Business Day preceding the accelerated Purchase Contract Settlement Date;

          (7) the date by which a Holder electing to effect an Early Settlement must effect such Early Settlement, which shall be the seventh Business Day preceding the accelerated Purchase Contract Settlement Date; and

          (8)  the Redemption Date.

     (b) (i) In the event that all of the assets and liabilities of the Georgia-Pacific Group (and no other assets or liabilities of the Company or any subsidiary thereof) are held directly or indirectly by one or more wholly owned subsidiaries of the Company (the "Georgia-Pacific Group Subsidiaries"), and the Company determines to redeem all of the outstanding shares of Georgia-Pacific Group Stock in exchange for all of the outstanding shares of the common stock of the Georgia-Pacific Group Subsidiaries equal to the number of shares of the Georgia-Pacific Group Subsidiaries to be outstanding immediately following such redemption, then the Purchase Contract Settlement Date shall be accelerated to the fifth Business Day immediately preceding such redemption date (the "Spin-Off Date").

          (ii) Not earlier than the 30th Trading Day and not later than the 45th Trading Day prior to the Spin-Off Date, the Company shall cause to be given to the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary, the Remarketing Agent, DTC (or any successor Clearing Agency) and each Holder of a Purchase Contract a notice setting forth, among other things required by the Company's Restated Articles of Incorporation:

          (1) a statement that the Purchase Contract Settlement Date is being accelerated to the fifth Business Day prior to the Spin-Off Date because all shares of Georgia-Pacific Group Stock outstanding on the Spin-Off Date are being redeemed on the Spin-Off Date in exchange for shares of common stock of the Georgia-Pacific Group Subsidiaries;

          (2) the time and date by which a Holder must give notice to the Purchase Contract Agent of his intention to effect a Cash Settlement pursuant to Section 5.4 of the Purchase Contract Agreement, which shall be prior to 5:00 p.m. (New York City time) on the seventh Business Day preceding the accelerated Purchase Contract Settlement Date;

          (3) the time and date by which a Holder who has so notified the Purchase Contract Agent of his intention to effect a Cash Settlement must pay the Purchase Price to the Securities Intermediary for deposit in the Collateral Account, which shall be prior to

     11:00 a.m. (New York City time) on the fifth Business Day preceding the accelerated Purchase Contract Settlement Date;

          (4) the time and date by which the Purchase Contract Agent shall notify the Collateral Agent and the Senior Trustee of the aggregate number of Senior Deferrable Notes to be tendered for purchase in the Remarketing, which shall be after 11:00 a.m. (New York City time) on the fifth Business Day preceding the accelerated Purchase Contract Settlement Date;

          (5) the time and date by which the Purchase Contract Agent shall notify the Remarketing Agent of the aggregate number of Senior Deferrable Notes to be remarketed, which shall be after 11:00 a.m. (New York City time) on the fifth Business Day preceding the accelerated Purchase Contract Settlement Date;

          (6) the date on which the Remarketing Agent shall use reasonable efforts to remarket such Senior Deferrable Notes, which shall be the third Business Day preceding the accelerated Purchase Contract Settlement Date;

          (7) the date by which a Holder electing to effect an Early Settlement must effect such Early Settlement, which shall be the seventh Business Day preceding the accelerated Purchase Contract Settlement Date; and

          (8)  the Spin-Off Date.

Section V.11.  No Fractional Shares.

     No fractional shares or scrip representing fractional shares of Georgia-Pacific Group Stock shall be issued or delivered upon settlement on the Purchase Contract Settlement Date or upon Early Settlement of any Purchase Contracts. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Georgia-Pacific Group Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional share of Georgia-Pacific Group Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement, the Company, through the Purchase Contract Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares times the Applicable Market Value. The Company shall provide the Purchase Contract Agent from time to time with sufficient funds to permit the Purchase Contract Agent to make all cash payments required by this Section
5.11 in a timely manner.

Section V.12.  Charges and Taxes.

     The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Georgia-Pacific Group Stock pursuant to the Purchase Contracts; provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Security or any issuance of a share of Georgia-Pacific Group Stock in a name other than that of the registered Holder of a Certificate surrendered in respect of the Securities evidenced thereby, other than in the name of the Purchase Contract Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                                 ARTICLE VI

                                 Remedies

Section VI.1. Unconditional Right of Holders to Receive Purchase Contract Payments and to Purchase Shares of Georgia-Pacific Group Stock.

     Each Holder of a PEPS Unit or Treasury PEPS Unit shall have the right, which is absolute and unconditional, (1) subject to the payment by such Holder of Purchase Contract Payments pursuant to Section 5.9(a), to receive each Purchase Contract Payment with respect to the Purchase Contract constituting a part of such Security on the respective Payment Date for such Security, provided, however, that a Holder will have no right to receive any accrued deferred Purchase Contract Payments if he effects an Early Settlement or if a Termination Event shall occur and (2) to purchase shares of Georgia-Pacific Group Stock pursuant to such Purchase Contract and, in each such case, to institute suit for the enforcement of any such Purchase Contract Payment and right to purchase shares of Georgia-Pacific Group Stock, and such rights shall not be impaired without the consent of such Holder.

Section VI.2.  Restoration of Rights and Remedies.

     If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

Section VI.3.  Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of
Section 3.10, no right or remedy
herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section VI.4.  Delay or Omission Not Waiver.

     No delay or omission of any Holder to exercise any right or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

Section VI.5.  Undertaking for Costs.

     All parties to this Agreement agree, and each Holder of a PEPS Unit or a Treasury PEPS Unit, by its acceptance of such PEPS Unit or Treasury PEPS Unit shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Purchase Contract Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of distributions on any Senior Deferrable Notes or Purchase Contract Payments on any Purchase Contract on or after the respective Payment Date therefor in respect of any Security held by such Holder, or for enforcement of the right to purchase shares of Georgia-Pacific Group Stock under the Purchase Contracts constituting part of any Security held by such Holder.

Section VI.6.  Waiver of Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE VII

                          The Purchase Contract Agent

Section VII.1.  Certain Duties and Responsibilities.

     (a)  The Purchase Contract Agent:

          (1) undertakes to perform, with respect to the Securities, such duties and only such duties as are specifically set forth in this Agreement and the Pledge Agreement, and no implied covenants or obligations shall be read into this Agreement or the Pledge Agreement against the Purchase Contract Agent; and

          (2) in the absence of bad faith or negligence on its part, may, with respect to the Securities, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Purchase Contract Agent and conforming to the requirements of this Agreement or the Pledge Agreement, as applicable, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Purchase Contract Agent, the Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement or the Pledge Agreement, as applicable.

     (b) No provision of this Agreement or the Pledge Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:
          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

          (2) the Purchase Contract Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Purchase Contract Agent was negligent in ascertaining the pertinent facts; and

          (3) no provision of this Agreement or the Pledge Agreement shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if adequate indemnity is not provided to it.

     (c) Whether or not therein expressly so provided, every provision of this Agreement and the Pledge Agreement relating to the conduct or affecting the liability of or affording protection to the Purchase Contract Agent shall be subject to the provisions of this Section.

     (d) The Purchase Contract Agent is authorized to execute and deliver the Pledge Agreement in its capacity as Purchase Contract Agent.

Section VII.2.  Notice of Default.

     Within 30 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Purchase Contract Agent has actual knowledge, the Purchase Contract Agent shall transmit by mail to the Company and the Holders of Securities, as their names and addresses appear in the Register, notice of such default hereunder, unless such default shall have been cured or waived.

Section VII.3.  Certain Rights of Purchase Contract Agent.

     Subject to the provisions of Section 7.1:

          (1) the Purchase Contract Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Agreement or the Pledge Agreement the Purchase Contract Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Purchase Contract Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate of the Company;

          (4) the Purchase Contract Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Purchase Contract Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Purchase Contract Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity to examine the books, records and premises of the Company, personally or by agent or attorney; and

          (6) the Purchase Contract Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or an Affiliate and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney or an Affiliate appointed with due care by it hereunder.

Section VII.4.  Not Responsible for Recitals or Issuance of Securities.

     The recitals contained herein and in the Certificates shall be taken as the statements of the Company, and the Purchase Contract Agent assumes no responsibility for their accuracy. The Purchase Contract Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Securities, or of the Pledge Agreement or the Pledge. The Purchase Contract Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

Section VII.5.  May Hold Securities.

     Any Registrar or any other agent of the Company, or the Purchase Contract Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Registrar or such other agent, or the Purchase Contract Agent.

Section VII.6.  Money Held in Custody.

     Money held by the Purchase Contract Agent in custody hereunder need not be segregated from the other funds except to the extent required by law or provided herein. The Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section VII.7.  Compensation and Reimbursement.

     The Company agrees:

          (1) to pay to the Purchase Contract Agent compensation for all services rendered by it hereunder and under the Pledge Agreement as the Company and the Purchase Contract Agent shall from time to time agree in writing;

          (2) except as otherwise expressly provided for herein, to reimburse the Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Purchase Contract Agent in accordance with any provision of this Agreement and the Pledge Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Purchase Contract Agent and any predecessor Purchase Contract Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

Section VII.8.  Corporate Purchase Contract Agent Required; Eligibility.

     There shall at all times be an Purchase Contract Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having a corporate trust office in the Borough of Manhattan, New York City, if there be such a corporation in the Borough of Manhattan, New York City, qualified and eligible under this Article and willing to act on reasonable terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section VII.9.  Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of
Section 7.10.

     (b) The Purchase Contract Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

     (c) The Purchase Contract Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Securities delivered to the Purchase Contract Agent and the Company.

     (d)  If at any time:

          (1) the Purchase Contract Agent fails to comply with Section 310(b) of the TIA, as if the Purchase Contract Agent were an indenture trustee under an indenture qualified under the TIA, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months;

          (2) the Purchase Contract Agent shall cease to be eligible under
     Section 7.8 and shall fail to resign after written request therefor by the Company or by any such Holder; or

          (3) the Purchase Contract Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Purchase Contract Agent, or (ii) any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.

     (e) If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Purchase Contract Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 7.10. If no successor Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

     (f) The Company shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Register.
Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.

Section VII.10.  Acceptance of Appointment by Successor.

     (a) In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Purchase Contract Agent; but, on the request of the Company or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Purchase Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent and shall duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder.

     (b) Upon request of any such successor Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

     (c) No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article.

Section VII.11.  Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Purchase Contract Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent, shall be the successor of the Purchase Contract Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, with the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Purchase Contract Agent then in office, any successor by merger, conversion or consolidation to such Purchase Contract Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Purchase Contract Agent had itself authenticated and executed such Securities.

Section VII.12.  Preservation of Information; Communications to Holders.

     (a) The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Purchase Contract Agent in its capacity as Registrar.

     (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Purchase Contract Agent, and furnish to the Purchase Contract Agent reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Purchase Contract Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Purchase Contract Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

Section VII.13.  No Obligations of Purchase Contract Agent.

     Except to the extent otherwise expressly provided in this Agreement, the Purchase Contract Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Pledge Agreement or any Purchase Contract in respect of the obligations of the Holder of any Security thereunder. The Company agrees, and each Holder of a Certificate, by his acceptance thereof, shall be deemed to have agreed, that the Purchase Contract Agent's execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Purchase Contract Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article Five hereof. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Purchase Contract Agent or its officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Purchase Contract Agent, incurred without any act or deed that is found to be attributable to gross negligence or willful misconduct on the part of the Purchase Contract Agent.

Section VII.14.  Tax Compliance.

     (a) The Company will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to
(i) any payments made with respect to the Securities or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Securities. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

     (b) The Purchase Contract Agent shall comply in accordance with the terms hereof with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 7.1(a)(2) hereof.

     (c) The Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

                                 ARTICLE VIII

                            Supplemental Agreements

Section VIII.1.  Supplemental Agreements Without Consent of Holders.

     Without the consent of any Holders, the Company and the Purchase Contract Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Purchase Contract Agent, to:

          (1) evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates;

          (2) evidence and provide for the acceptance of appointment hereunder by a successor Purchase Contract Agent;

          (3) add to the covenants of the Company for the benefit of the Holders, or surrender any right or power herein conferred upon the Company;

          (4) make provision with respect to the rights of Holders pursuant to the requirements of Section 5.6(b); or

          (5) except as provided for in Section 5.6, cure any ambiguity, correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

Section VIII.2.  Supplemental Agreements With Consent of Holders.

     With the consent of the Holders of not less than a majority of the outstanding Purchase Contracts voting together as one class, by Act of said Holders delivered to the Company and the Purchase Contract Agent, the Company, when authorized by a Board Resolution, and the Purchase Contract Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Securities; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the unanimous consent of the Holders of each outstanding Purchase Contract affected thereby,

          (1)  change any Payment Date;

          (2) change the amount or the type of Collateral required to be Pledged to secure a Holder's obligations under the Purchase Contract, impair the right of the Holder of any Purchase Contract to receive distributions on the related Collateral or otherwise adversely affect the Holder's rights in or to such Collateral or adversely alter the rights in or to such Collateral;

          (3) reduce any Purchase Contract Payments or change any place where, or the coin or currency in which, any Purchase Contract Payment is payable;

          (4) impair the right to institute suit for the enforcement of any Purchase Contract;

          (5) reduce the number of shares of Georgia-Pacific Group Stock to be purchased pursuant to any Purchase Contract, increase the price to purchase shares of Georgia-Pacific Group Stock upon settlement of any Purchase Contract, change the Purchase Contract Settlement Date or otherwise adversely affect the Holder's rights under any Purchase Contract; or

          (6) reduce the percentage of the outstanding Purchase Contracts the consent of whose Holders is required for any such supplemental agreement;

provided that if any amendment or proposal referred to above would adversely affect only the PEPS Units or the Treasury PEPS Units, then only the affected class of Holders as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; and provided, further, that the unanimous consent of the Holders of each outstanding Purchase Contract of such class affected thereby shall be required to approve any amendment or proposal specified in clauses (1) through (6) above.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

Section VIII.3.  Execution of Supplemental Agreements.

     In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Purchase Contract Agent shall be provided, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement. The Purchase Contract Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Purchase Contract Agent's own rights, duties or immunities under this Agreement or otherwise.

Section VIII.4.  Effect of Supplemental Agreements.

     Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.

Section VIII.5.  Reference to Supplemental Agreements.

     Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Purchase Contract Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for Outstanding Certificates.

                                  ARTICLE IX

           Merger, Consolidation, Share exchange, Sale or Conveyance

Section IX.1. Covenant Not to Merge, Consolidate, Enter into a Share Exchange, Sell or Convey Property Except Under Certain Conditions.

     The Company covenants that it will not merge, consolidate or enter into a share exchange with any other Person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person or group of affiliated Persons in one transaction or a series of related transactions, unless:

          (1) either the Company shall be the continuing corporation, or the successor (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation shall expressly assume all the obligations of the Company under the Purchase Contracts, this Agreement and the Pledge Agreement by one or more supplemental agreements in form reasonably satisfactory to the Purchase Contract Agent and the Collateral Agent, executed and delivered to the Purchase Contract Agent and the Collateral Agent by such corporation; and

          (2) the Company or such successor corporation, as the case may be, shall not, immediately after such merger, consolidation or share exchange, or such sale, assignment, transfer, lease or conveyance, be in default in the performance of any covenant or condition hereunder, under any of the Securities or under the Pledge Agreement.

Section IX.2.  Rights and Duties of Successor Corporation.

     In case of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor corporation in accordance with Section 9.1, such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Georgia-Pacific Corporation, any or all of the Certificates evidencing Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent for authentication and execution, and any Certificate evidencing Securities which such successor corporation thereafter shall cause to be signed and delivered to the Purchase Contract Agent for that purpose. All the Certificates issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

     In case of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Securities thereafter to be issued as may be appropriate.

Section IX.3. Officers' Certificate and Opinion of Counsel Given to Purchase Contract Agent'.

     The Purchase Contract Agent, subject to Sections 7.1 and 7.3, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance have been met.

                                 ARTICLE X

                                 Covenants

Section X.1.  Performance Under Purchase Contracts.

     The Company covenants and agrees for the benefit of the Holders from time to time of the Securities that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

Section X.2.  Maintenance of Office or Agency.

     The Company will maintain in the Borough of Manhattan, New York City an office or agency where Certificates may be presented or surrendered for acquisition of shares of Georgia-

Pacific Group Stock upon settlement of the Purchase Contracts on the Purchase Contract Settlement Date or Early Settlement and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or reestablishment of PEPS Units and where notices and demands to or upon the Company in respect of the Securities and this Agreement may be served. The Company will give prompt written notice to the Purchase Contract Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City for such purposes. The Company will give prompt written notice to the Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Securities the Corporate Trust Office and appoints the Purchase Contract Agent at its Corporate Trust Office as paying agent in such city.

Section X.3.  Company to Reserve Georgia-Pacific Group Stock.

     The Company shall at all times prior to the Purchase Contract Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Georgia-Pacific Group Stock the full number of shares of Georgia-Pacific Group Stock issuable against tender of payment in respect of all Purchase Contracts constituting a part of the Securities evidenced by Outstanding Certificates.

Section X.4.  Covenants as to Georgia-Pacific Group Stock.

     The Company covenants that all shares of Georgia-Pacific Group Stock which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Securities will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

Section X.5.  Statements of Officers of the Company as to Default.

     The Company will deliver to the Purchase Contract Agent, within 120 days after the end of each fiscal year of the Company (which as of the date hereof is December 31) ending after the date hereof, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company), stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the

Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section X.6.  ERISA.

     Each Holder from time to time of the PEPS Units which is a Plan hereby represents that its acquisition of the PEPS Units and the holding of the same satisfies the applicable fiduciary requirements of ERISA and that it is entitled to exemption relief from the prohibited transaction provisions of ERISA and the Code in accordance with one or more prohibited transaction exemptions or otherwise will not result in a nonexempt prohibited transaction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                     GEORGIA-PACIFIC CORPORATION



                                     By:  ______________________________________
                                          Name:
                                          Title:



                                     THE FIRST NATIONAL BANK OF CHICAGO, as
                                     Purchase Contract Agent



                                     By:  ______________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT A

                        FACE OF PEPS UNITS CERTIFICATE

     THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. _______                                                  Cusip No. 373298801
Number of PEPS Units ________

                          GEORGIA-PACIFIC CORPORATION
                                  PEPS UNITS

     This PEPS Units Certificate certifies that Cede & Co. is the registered Holder of the number of PEPS Units set forth above. Each PEPS Unit consists of
(i) the beneficial ownership by the Holder of one Senior Deferrable Note (the "Senior Deferrable Note") of Georgia-Pacific Corporation, a Georgia corporation (the "Company"), having a principal amount of $50, subject to the Pledge of such Senior Deferrable Note by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with the Company. All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

     Pursuant to the Pledge Agreement, the Senior Deferrable Note constituting part of each PEPS Unit evidenced hereby has been pledged to the Collateral Agent, for the benefit of the

Company, to secure the obligations of the Holder under the Purchase Contract comprising part of such PEPS Unit.

     Payments of interest on any Senior Deferrable Note forming part of a PEPS Unit evidenced hereby, shall, subject to receipt thereof by the Purchase Contract Agent from the Securities Intermediary, be paid to the Person in whose name this PEPS Units Certificate (or a Predecessor PEPS Units Certificate) is registered at the close of business on the Record Date for such Payment Date. Interest is payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing November 16, 1999 (each, a "Payment Date"). The Company may, at its option, defer payments of interest.

     Each Purchase Contract evidenced hereby obligates the Holder of this PEPS Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date, at a price equal to $50 (the "Stated Amount"), a number of shares of Georgia-Pacific Group Common Stock, par value $.80 per share ("Georgia-Pacific Group Stock"), equal to the Settlement Rate, unless prior to or on the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement with respect to the PEPS Unit of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the "Purchase Price") for the shares of Georgia-Pacific Group Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by cash or by application of payment received in respect of the principal amount with respect to each Pledged Senior Deferrable Note pursuant to the Remarketing pledged to secure the obligations under such Purchase Contract of the Holder of the PEPS Unit of which such Purchase Contract is a part.

     The Company shall pay, on each Payment Date, in respect of each Purchase Contract forming part of a PEPS Unit evidenced hereby, an amount (the "Purchase Contract Payments") equal to .% per annum of the Stated Amount. Such Purchase Contract Payments shall be payable to the Person in whose name this PEPS Units Certificate (or a Predecessor PEPS Units Certificate) is registered at the close
of business on the Record Date for such Payment Date.    The Company may, at its
option, defer Purchase Contract Payments.

     Interest payments on the Senior Deferrable Notes and Purchase Contract Payments will be payable at the office of the Purchase Contract Agent in New York City or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the PEPS Units Register.

     Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this PEPS Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                     GEORGIA-PACIFIC CORPORATION


                                     By:  ______________________________________
                                          Name:
                                          Title:



                                     By:  ______________________________________
                                          Name:
                                          Title:




                                     HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts evidenced hereby)

                                     By:  The First National Bank of Chicago,
                                          not individually but solely as
                                          Attorney-in-Fact of such Holder


                                     By:  ______________________________________
                                          Name:
                                          Title:


Dated:

                       CERTIFICATE OF AUTHENTICATION OF
                            PURCHASE CONTRACT AGENT


     This is one of the PEPS Units Certificates referred to in the within mentioned Purchase Contract Agreement.



                                     By:  THE FIRST NATIONAL BANK OF CHICAGO, as
                                          Purchase Contract Agent


                                     By:  ______________________________________
                                                     Authorized Officer


Dated:

                  (FORM OF REVERSE OF PEPS UNITS CERTIFICATE)


     Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of July 7, 1999 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and The First National Bank of Chicago, as Purchase Contract Agent (including its successors hereunder, the "Purchase Contract Agent"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company, and the Holders and of the terms upon which the PEPS Units Certificates are, and are to be, executed and delivered.

     Each Purchase Contract evidenced hereby obligates the Holder of this PEPS Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "Purchase Price"), a number of shares of Georgia-Pacific Group Stock equal to the Settlement Rate, unless, prior to or on the Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Purchase Contract is a part or an Early Settlement shall have occurred. The "Settlement Rate" is equal to:

          (1) if the Applicable Market Value (as defined below) is equals or exceeds $. (the "Threshold Appreciation Price"), . shares of Georgia-Pacific Group Stock per Purchase Contract;

          (2) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than $. (the "Reference Price"), the number of shares of Georgia-Pacific Group Stock per Purchase Contract having a value, based on the Applicable Market Value, equal to the Stated Amount; and

          (3) if the Applicable Market Amount is less than or equal to the Reference Price, . shares of Georgia-Pacific Group Stock per Purchase Contract,

in each case subject to adjustment as provided in the Purchase Contract
Agreement.

     No fractional shares of Georgia-Pacific Group Stock will be issued upon settlement of Purchase Contracts, as provided in Section 5.11 of the Purchase Contract Agreement.

     Each Purchase Contract evidenced hereby, which is settled either through Early Settlement or Cash Settlement, shall obligate the Holder of the related PEPS Unit to purchase at the Purchase Price, and the Company to sell, a number of shares of Georgia-Pacific Group Stock equal to the Early Settlement Rate or the Settlement Rate, as applicable.

     The "Applicable Market Value" means the average of the Closing Price per share of Georgia-Pacific Group Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.

     The "Closing Price" per share of Georgia-Pacific Group Stock on any date of determination means:

          (1) the closing sale price (or, if no closing price is reported, the last reported sale price) per share on the New York Stock Exchange, Inc. (the "NYSE") on such date;

          (2) if Georgia-Pacific Group Stock is not listed for trading on the NYSE on any such date, the closing sale price per share as reported in the composite transactions for the principal United States securities exchange on which Georgia-Pacific Group Stock is so listed;

          (3) if Georgia-Pacific Group Stock is not so listed on a United States national or regional securities exchange, the closing sale price per share as reported by The Nasdaq Stock Market, Inc.;

          (4) if Georgia-Pacific Group Stock is not so reported, the last quoted bid price for Georgia-Pacific Group Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

          (5) if such bid price is not available, the average of the mid-point of the last bid and ask prices of Georgia-Pacific Group Stock on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company.

     A "Trading Day" means a day on which Georgia-Pacific Group Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of Georgia-Pacific Group Stock.

     In accordance with the terms of the Purchase Contract Agreement, the Holder of this PEPS Units Certificate may pay the Purchase Price for the shares of Georgia-Pacific Group Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement or an Early Settlement or a Remarketing of the related Pledged Senior Deferrable Notes. A Holder of PEPS Units who does not effect, on or prior to 11:00 a.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, an effective Cash Settlement or an Early Settlement, shall pay the Purchase Price for the shares of Georgia-Pacific Group Stock to be delivered under the related Purchase Contract from the proceeds of the sale of the related Pledged Notes held by the Collateral Agent. Such sale will be made by the Remarketing Agent pursuant to the terms of the Remarketing Agreement on the third Business Day prior to the Purchase Contract Settlement Date. If, as provided in the Purchase Contract Agreement, upon the occurrence of a Failed Remarketing, the Collateral Agent, for the benefit of the Company, exercises its rights as a secured creditor with respect to the Pledged Senior Deferrable Notes related to this PEPS Units certificate, any accrued and unpaid or deferred interest payments on such Pledged Senior Deferrable Notes will become payable by the Company to the holder of this PEPS Units Certificate in the manner provided for in the Purchase Contract Agreement.

     In the event the Company sells, transfers, assigns or otherwise disposes of all of the properties and assets of the Georgia-Pacific Group and determines to redeem all of the outstanding shares of Georgia-Pacific Group Stock, or redeems all of the shares of Georgia-Pacific Group Stock for shares of common stock of one or more of its wholly owned subsidiaries which own all of the assets and liabilities attributed to the Georgia-Pacific Group, the Purchase Contract Settlement Date and Remarketing Date shall be accelerated to five Business Days immediately preceding the Redemption Date or Spin-Off Date, as the case may be.

     The Company shall not be obligated to issue any shares of Georgia-Pacific Group Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate purchase price for the shares of Georgia-Pacific Group Stock to be purchased thereunder in the manner herein set forth.

     Under the terms of the Pledge Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Senior Deferrable Notes. Upon receipt of notice of any meeting at which holders of Senior Deferrable Notes are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Senior Deferrable Notes, the Purchase Contract Agent shall, as soon as practicable thereafter, mail to the PEPS Units Holders a notice:

          (1) containing such information as is contained in the notice or solicitation;

          (2) stating that each PEPS Unit Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Senior Deferrable Notes entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to the Senior Deferrable Notes constituting a part of such Holder's PEPS Unit; and

          (3) stating the manner in which such instructions may be given.

Upon the written request of the PEPS Unit Holders on such record date, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Senior Deferrable Notes as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a PEPS Unit, the Purchase Contract Agent shall abstain from voting the Senior Deferrable Notes evidenced by such PEPS Unit.

     The PEPS Certificates are issuable only in registered form and only in denominations of a single PEPS Unit and any integral multiple thereof. The transfer of any PEPS Units Certificate will be registered and PEPS Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The PEPS Units Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A holder who elects to substitute a Treasury Security for Senior Deferrable Notes, thereby creating Treasury PEPS Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a PEPS Unit remains in effect, such PEPS Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such PEPS Unit in respect of the Senior Deferrable Note and Purchase Contract constituting such PEPS Unit may be transferred and exchanged only as a PEPS Unit.

     The Holder of PEPS Units may substitute for the Pledged Senior Deferrable Notes securing such Holder's obligations under the related Purchase Contracts Treasury Securities in an aggregate principal amount equal to the aggregate principal amount of the Pledged Senior Deferrable Notes in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, each Security for which such Pledged Treasury Securities secures the Holder's obligation under the Purchase Contract shall be referred to as a "Treasury PEPS Unit". A Holder may make such Collateral Substitution only in integral multiples of 20 PEPS Units for 20 Treasury PEPS Units. Such Collateral Substitution may cause the equivalent aggregate principal amount of this Certificate to be increased or decreased; provided, however, this PEPS Units Certificate shall not represent more than 4,000,000 PEPS Units. All such adjustments to the equivalent aggregate principal amount of this PEPS Units Certificate shall be duly recorded by placing an appropriate notation on the Schedule attached hereto.

     A Holder of Treasury PEPS Units may recreate PEPS Units by delivering to the Securities Intermediary with an aggregate principal amount, in the case of such Senior Deferrable Notes equal to the aggregate principal amount of the Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

     The Company shall pay, on each Payment Date, the Purchase Contract Payments payable in respect of each Purchase Contract to the Person in whose name the PEPS Units Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Purchase Contract Payments will be payable at the office of the Purchase Contract Agent in New York City or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the PEPS Units Register.

     The Company has the right to defer payment of all or part of the Purchase Contract Payments in respect of each Purchase Contract until no later than the Purchase Contract Settlement Date. If the Company so elects to defer Purchase Contract Payments, the Company shall pay additional Purchase Contract Payments on such deferred installments of Purchase

Contract Payments at a rate equal to .% per annum, compounding quarterly, until such deferred installments are paid. If a Holder effects an Early Settlement or if a Termination Event shall occur, such Holder will have no right to receive any accrued and unpaid or deferred Purchase Contract Payments.

     The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Purchase Contract Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the PEPS Units Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Senior Deferrable Notes from the Pledge in accordance with the provisions of the Pledge Agreement. A PEPS Unit shall thereafter represent the right to receive the Senior Deferrable Note forming a part of such PEPS Unit in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

     Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts underlying Securities may be settled early ("Early Settlement") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this PEPS Units Certificate, the Holder of this PEPS Units Certificate shall deliver this PEPS Units Certificate to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "Early Settlement Amount") equal to:

          (1) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus

          (2) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date for any Payment Date to the opening of business on such Payment Date, an amount equal to the Purchase Contract Payments payable on such Payment Date with respect to such Purchase Contracts.

Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Pledged Senior Deferrable Notes underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Georgia-Pacific Group Stock on account of each Purchase Contract forming part of a PEPS Unit as to which Early Settlement is effected equal to the Early Settlement Rate. The Early Settlement Rate shall initially be equal to . shares of Georgia-Pacific Group Stock and shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

     Upon registration of transfer of this PEPS Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this PEPS Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

     The Holder of this PEPS Units Certificate, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the PEPS Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Senior Deferrable Notes underlying this PEPS Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect to the aggregate principal amount of the Pledged Senior Deferrable Notes, on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

     Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

     The Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York.

     The Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this PEPS Units Certificate is registered as the owner of the PEPS Units evidenced hereby for the purpose of receiving payments of interest payable quarterly on the Senior Deferrable Notes, receiving payments of Purchase Contract Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

     The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Georgia-Pacific Group Stock.

     A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

                                 ABBREVIATIONS


     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM:
                                   as tenants in common


UNIF GIFT MIN ACT:
                                     ---------------Custodian---------------
                                            (cust)            (minor)

                                   Under Uniform Gifts to Minors Act of
                                                                        -------

                                   --------------------------------------------

TEN ENT:                           as tenants by the entireties

JT TEN: as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                           -------------------------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

 (Please Print or Type Name and Address Including Postal Zip Code of Assignee) the within PEPS Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said PEPS Units Certificates on the books of Georgia-Pacific Corporation with full power of substitution in the premises.


Dated:
       -------------------            -----------------------------------------
                                      Signature

                                      NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within PEPS Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:
                     -----------------------------------

                            SETTLEMENT INSTRUCTIONS

     The undersigned Holder directs that a certificate for shares of Georgia-Pacific Group Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of PEPS Units evidenced by this PEPS Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


Dated:
       ------------                      --------------------------------------
                                         Signature
                                         Signature Guarantee:
                                                              -----------------
                                         (if assigned to another person)

If shares are to be registered in the
name of and delivered to a Person other REGISTERED HOLDER than the Holder, please (i) print such Person's name and address and (ii) provide a guarantee of your signature:

                                         Please print name and address of
                                         Registered Holder:

-------------------------------------    -------------------------------------
Name                                     Name

-------------------------------------    -------------------------------------
Address                                  Address

-------------------------------------    -------------------------------------

-------------------------------------    -------------------------------------

-------------------------------------    -------------------------------------

Social Security or other
Taxpayer Identification
Number, if any
                                         -------------------------------------

                           ELECTION TO SETTLE EARLY


     The undersigned Holder of this PEPS Units Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of PEPS Units evidenced by this PEPS Units Certificate specified below. The undersigned Holder directs that a certificate for shares of Georgia-Pacific Group Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any PEPS Units Certificate representing any PEPS Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Senior Deferrable Notes deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.



Dated:
       ----------------               -----------------------------------
                                                  Signature


Signature Guarantee:
                     -------------------------------------

     Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:


If shares of Georgia-Pacific Group       REGISTERED HOLDER
Stock or PEPS Units Certificates are
to be registered in the name of and
delivered to and Pledged Senior
Deferrable Notes are to be transferred
to a Person other than the Holder,
please print such Person's name and
address:

                                         Please print name and address of
                                         Registered Holder:

-------------------------------------    -------------------------------------
Name                                     Name

-------------------------------------    -------------------------------------
Address                                  Address

-------------------------------------    -------------------------------------

-------------------------------------    -------------------------------------

-------------------------------------    -------------------------------------

Social Security or other
Taxpayer Identification
Number, if any
                                         -------------------------------------

Transfer Instructions for Pledged Senior Deferrable Notes Transferable Upon Early Settlement or a Termination Event:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                    [TO BE ATTACHED TO GLOBAL CERTIFICATES]

           SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The following increases or decreases in this Global Certificate have been made:


============================================================================================================================
                                                                     Number of PEPS Units
                    Amount of decrease in   Amount of decrease in      evidenced by this
                    Number of PEPS Units    Number of PEPS Units      Global Certificate          Signature of authorized
                     evidenced by the        evidenced by the           following such             officer of Trustee or
       Date         Global Certificate      Global Certificate       decrease or increase           Securities Custodian
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================

                                   EXHIBIT B

                       FACE OF TREASURY PEPS CERTIFICATE

     THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.  _____                                        Cusip No. 373298884
Number of Treasury PEPS Units _________

                          GEORGIA-PACIFIC CORPORATION
                              TREASURY PEPS UNITS

     This Treasury PEPS Units Certificate certifies that Cede & Co. is the registered Holder of the number of Treasury PEPS Units set forth above. Each Treasury PEPS Unit consists of (i) a 1/20 undivided beneficial ownership interest of a Treasury Security having a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with Georgia-Pacific Corporation, a Georgia corporation (the "Company"). All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

     Pursuant to the Pledge Agreement, the Treasury Securities constituting part of each Treasury PEPS Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising part of such Treasury PEPS Unit.

     Each Purchase Contract evidenced hereby obligates the Holder of this Treasury PEPS Units Certificate to purchase, and the Company, to sell, on the Purchase Contract Settlement Date, at a price equal to $50 (the "Stated Amount"), a number of shares of Georgia-Pacific Group Common Stock, par value $.80 per share ("Georgia-Pacific Group Stock"), equal to the Settlement Rate, unless prior to or on the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement with respect to the Treasury PEPS Unit of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the "Purchase Price") for the shares of Georgia-Pacific Group Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of the proceeds from the Treasury Securities at maturity pledged to secure the obligations of the Holder under such Purchase Contract of the Treasury PEPS Unit of which such Purchase Contract is a part.

     The Company shall pay, quarterly in arrears on February 16, May 16, August 16 and November 16, commencing November 16, 1999 (each, a "Payment Date"), in respect of each Purchase Contract evidenced hereby an amount (the "Purchase Contract Payments") equal to .% per annum of the Stated Amount. Such Purchase Contract Payments shall be payable to the Person in whose name this Treasury PEPS Units Certificate (or a Predecessor Treasury PEPS Units Certificate) is registered at the close of business on the Record Date for such Payment Date. The Company may, at its option, defer Purchase Contract Payments.

     Purchase Contract Payments will be payable at the office of the Purchase Contract Agent in New York City or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Treasury PEPS Units Register.

     Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Treasury PEPS Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.



                                           GEORGIA-PACIFIC CORPORATION


                                           By:  _______________________________
                                                Name:
                                                Title:


                                           By:  _______________________________
                                                Name:
                                                Title:



                                           HOLDER SPECIFIED ABOVE (as to
                                           obligations of such Holder under
                                           the Purchase Contracts)

                                           By:  The First National Bank of
                                                Chicago, not individually but
                                                solely as Attorney-in-Fact
                                                of such Holder


                                           By:  _______________________________
                                                Name:
                                                Title:

Dated:

                       CERTIFICATE OF AUTHENTICATION OF
                            PURCHASE CONTRACT AGENT


     This is one of the Treasury PEPS Units referred to in the within-mentioned Purchase Contract Agreement.



                                               By:  THE FIRST NATIONAL BANK OF
                                                    CHICAGO, as Purchase
                                                    Contract Agent



                                               By:  ____________________________
                                                         Authorized Officer

Dated:

                 (REVERSE OF TREASURY PEPS UNITS CERTIFICATE)

     Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of July 7, 1999 (as may be supplemented from time to time, the "Purchase Contract Agreement") between the Company and The First National Bank of Chicago, as Purchase Contract Agent (including its successors thereunder, herein called the "Purchase Contract Agent"), to which the Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company and the Holders and of the terms upon which the Treasury PEPS Units Certificates are, and are to be, executed and delivered.

     Each Purchase Contract evidenced hereby obligates the Holder of this Treasury PEPS Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "Purchase Price") a number of shares of Georgia-Pacific Group Stock equal to the Settlement Rate, unless prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Purchase Contract is a part or an Early Settlement shall have occurred.
The "Settlement Rate" is equal to:

          (1) if the Applicable Market Value (as defined below) is equals or exceeds $. (the "Threshold Appreciation Price"), . shares of Georgia-Pacific Group Stock per Purchase Contract;

          (2) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than $. (the "Reference Price"), the number of shares of Georgia-Pacific Group Stock per Purchase Contract having a value, based on the Applicable Market Value, equal to the Stated Amount; and

          (3) if the Applicable Market Amount is less than or equal to the Reference Price, . shares of Georgia-Pacific Group Stock per Purchase Contract,

in each case subject to adjustment as provided in the Purchase Contract
Agreement.

     No fractional shares of Georgia-Pacific Group Stock will be issued upon settlement of Purchase Contracts, as provided in Section 5.11 of the Purchase Contract Agreement.

     Each Purchase Contract evidenced hereby, which is settled either through Early Settlement or Cash Settlement, shall obligate the Holder of the related Treasury PEPS Unit to purchase at the Purchase Price for cash, and the Company to sell, a number of shares of Georgia-Pacific Group Stock equal to the Early Settlement Rate or the Settlement Rate, as applicable.

     The "Applicable Market Value" means the average of the Closing Prices per share of Georgia-Pacific Group Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.

     The "Closing Price" per share of Georgia-Pacific Group Stock on any date of determination means the:

          (1) closing sale price (or, if no closing price is reported, the last reported sale price) per share on the New York Stock Exchange, Inc. (the "NYSE") on such date;

          (2) if Georgia-Pacific Group Stock is not listed for trading on the NYSE on any such date, the closing sale price per share as reported in the composite transactions for the principal United States securities exchange on which Georgia-Pacific Group Stock is so listed;

          (3) if Georgia-Pacific Group Stock is not so listed on a United States national or regional securities exchange, the closing sale price per share as reported by The Nasdaq Stock Market, Inc.;

          (4) if Georgia-Pacific Group Stock is not so reported, the last quoted bid price for Georgia-Pacific Group Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

          (5) if such bid price is not available, the average of the mid-point of the last bid and ask prices of Georgia-Pacific Group Stock on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company.

     A "Trading Day" means a day on which Georgia-Pacific Group Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of Georgia-Pacific Group Stock.

     In accordance with the terms of the Purchase Contract Agreement, the Holder of this Treasury PEPS Unit shall pay the Purchase Price for the shares of Georgia-Pacific Group Stock purchased pursuant to each Purchase Contract evidenced hereby either by effecting a Cash Settlement or an Early Settlement of each such Purchase Contract or by applying a principal amount of the Pledged Treasury Securities underlying such Holder's Treasury PEPS Unit equal to the Stated Amount of such Purchase Contract to the purchase of the Georgia-Pacific Group Stock. A Holder of Treasury PEPS Unit who does not effect, prior to or on 11:00 a.m. (New York City time) on the Business Day immediately preceding the Purchase Contract Settlement Date, an effective Cash Settlement or an Early Settlement, shall pay the Purchase Price for the shares of Georgia-Pacific Group Stock to be issued under the related Purchase Contract from the proceeds of the Pledged Treasury Securities.

     The Company shall not be obligated to issue any shares of Georgia-Pacific Group Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate purchase price for the shares of Georgia-Pacific Group Stock to be purchased thereunder in the manner herein set forth.

     In the event the Company sells, transfers, assigns or otherwise disposes of all of the properties and assets of the Georgia-Pacific Group and determines to redeem all of the outstanding shares of Georgia-Pacific Group Stock, or redeems all of the shares of Georgia-Pacific Group Stock for shares of common stock of one or more of its wholly owned subsidiaries which own all of the assets and liabilities attributed to the Georgia-Pacific Group, the Purchase Contract Settlement Date and Remarketing Date shall be accelerated to five Business Days immediately preceding the Redemption Date or Spin-Off Date, as the case may be.

     The Treasury PEPS Units Certificates are issuable only in registered form and only in denominations of a single Treasury PEPS and any integral multiple thereof. The transfer of any Treasury PEPS Certificate will be registered and Treasury PEPS Certificates may be exchanged as provided in the Purchase Contract Agreement. The Treasury PEPS Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Senior Deferrable Notes for Treasury Securities, thereby recreating PEPS Units, shall be responsible for any fees or expenses associated therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Treasury PEPS Unit remains in effect, such Treasury PEPS Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Treasury PEPS Unit in respect of the Treasury Security and the Purchase Contract constituting such Treasury PEPS Unit may be transferred and exchanged only as a Treasury PEPS Unit.

     A Holder of Treasury PEPS Units may recreate PEPS Units by delivering to the Collateral Agent Senior Deferrable Notes with a principal amount, in the case of such Senior Deferrable Notes, equal to the aggregate principal amount at maturity of the Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such substitution, the Holder's Security shall be referred to as a "PEPS Unit". Such substitution may cause the equivalent aggregate principal amount of this Certificate to be increased or decreased; provided, however, this Treasury PEPS Units Certificate shall not represent more than 4,000,000 Treasury PEPS Units. All such adjustments to the equivalent aggregate principal amount of this Treasury PEPS Units Certificate shall be duly recorded by placing an appropriate notation on the Schedule attached hereto.

     A Holder of PEPS Units may recreate Treasury PEPS Units by delivering to the Collateral Agent Treasury Securities in an aggregate principal amount equal to the aggregate principal amount at maturity of the Pledged Senior Deferrable Notes in exchange for the release of such Pledged Senior Deferrable Notes in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. Any such recreation of Treasury PEPS Units may be effected only in multiples of 20 PEPS Units for 20 Treasury PEPS Units.

     The Company shall pay, on each Payment Date, the Purchase Contract Payments payable in respect of each Purchase Contract to the Person in whose name the Treasury PEPS Units Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Treasury PEPS Units Register.

     The Company has the right to defer payment of all or part of the Purchase Contract Payments in respect of each Purchase Contract until no later than the Purchase Contract Settlement Date. If the Company so elects to defer Purchase Contract Payments, the Company shall pay additional Purchase Contract Payments on such deferred installments of Purchase Contract Payments at a rate equal to
 .% per annum, compounding quarterly, until such deferred installments are paid. If a Holder effects an Early Settlement or if a Termination Event shall occur, such Holder will have no right to receive any accrued and unpaid or deferred Purchase Contract Payments.

     The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Treasury PEPS Units Register. Upon the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement. A Treasury PEPS Unit shall thereafter represent the right to receive the interest in the Treasury Security forming a part of such Treasury PEPS Unit, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

     Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts underlying Securities may be settled early ("Early Settlement") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Treasury PEPS Unit, the Holder of this Treasury PEPS Units Certificate shall deliver this Treasury PEPS Units Certificate to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "Early Settlement Amount") equal to:

          (1) the product of (A) $50 times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus

          (2) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date for any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable, if any, on such Payment Date with respect to such Purchase Contracts.

Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Pledged Treasury Securities underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Georgia-Pacific Group Stock on account of each Purchase Contract forming part of a Treasury PEPS Unit as to which Early Settlement is effected equal to. shares of Georgia-Pacific Group Stock per Purchase Contract (the "Early Settlement Rate"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

     Upon registration of transfer of this Treasury PEPS Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Treasury PEPS Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

     The Holder of this Treasury PEPS Units Certificate, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the Treasury PEPS Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Treasury PEPS Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect to the aggregate principal amount of the Pledged Treasury Securities on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

     Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

     The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     The Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Treasury PEPS Units Certificate is registered as the owner of the Treasury PEPS Units evidenced hereby for the purpose of receiving payments of interest on the Treasury Securities, receiving payments of Purchase Contract Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

     The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Georgia-Pacific Group Stock.

     A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:                           as tenants in common

UNIF GIFT MIN ACT:                 ---------------Custodian---------------
                                   (cust)                         (minor)

                                   Under Uniform Gifts to Minors Act of _____

                                   __________________________________________


TEN ENT:
                                   as tenants by the entireties

JT TEN: as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                           -------------------------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of
                                   Assignee)



 (Please Print or Type Name and Address Including Postal Zip Code of Assignee) the within Treasury PEPS Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Treasury PEPS Units Certificates on the books of Georgia-Pacific Corporation with full power of substitution in the premises.

Dated:
       --------------------           ------------------------------------------
                                      Signature

                                      NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Treasury PEPS Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:
                     -----------------------------------

                            SETTLEMENT INSTRUCTIONS

     The undersigned Holder directs that a certificate for shares of Georgia-Pacific Group Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Treasury PEPS Units evidenced by this Treasury PEPS Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:                                  -------------------------------------
       --------------                   Signature
                                        Signature Guarantee:
                                                             -------------------
                                        (if assigned to another person)

 If shares are to be registered in
 the name of and delivered to a
 Person other than the Holder,
 please (i) print such Person's name    REGISTERED HOLDER
 and address and (ii) provide a
 guarantee of your signature:

                                        Please print name and address of
                                        Registered Holder

-------------------------------------  -------------------------------------
               Name                                     Name

-------------------------------------  -------------------------------------
             Address                                  Address

-------------------------------------  -------------------------------------

-------------------------------------  -------------------------------------

-------------------------------------  -------------------------------------

Social Security or other
Taxpayer Identification                -------------------------------------
Number, if any

                           ELECTION TO SETTLE EARLY


     The undersigned Holder of this Treasury PEPS Units Certificate irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Treasury PEPS Units evidenced by this Treasury PEPS Units Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Treasury PEPS with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Georgia-Pacific Group Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Treasury PEPS Units Certificate representing any Treasury PEPS Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


Dated:
       -----------------                -------------------------------------
                                                       Signature

Signature Guarantee:
                     -------------------------------------

     Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If shares of Georgia-Pacific Group Stock of
Treasury PEPS Units Certificates are to be     REGISTERED HOLDER
registered in the name of and delivered to and Pledged Treasury Securities are to be transferred to a Person other than the Holder, please print such Person's name and address:

                                          Please print name and address of
                                          Registered Holder:

-------------------------------           -------------------------------------
               Name                                         Name

-------------------------------           -------------------------------------
             Address                                      Address

-------------------------------           -------------------------------------

-------------------------------           -------------------------------------

-------------------------------           -------------------------------------

Social Security or other
Taxpayer Identification
Number, if any                            -------------------------------------

Transfer Instructions for Pledged Treasury Securities Transferable Upon Early Settlement or a Termination Event:

                    [TO BE ATTACHED TO GLOBAL CERTIFICATES]

           SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The following increases or decreases in this Global Certificate have been made:



-------------------------------------------------------------------------------------------------

                        Amount of           Amount of           Number of          Signature of
                       decrease in         increase in        Treasury PEPS         authorized
                        Number of           Number of        Units evidenced        officer of
    Date              Treasury PEPS       Treasury PEPS          by this            Trustee or
                     Units evidenced     Units evidenced          Global            Securities
                          by the              by the           Certificate          Custodian
                    Global Certificate  Global Certificate    following such
                                                               decrease or
                                                                 increase
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

                                                                       EXHIBIT C

                    INSTRUCTION TO PURCHASE CONTRACT AGENT

The First National Bank of Chicago
One First National Plaza
Suite 0126
Chicago, Illinois 60670-0126
Attention: Global Corporate Services

     Re: [_______ PEPS Units] [_______ Treasury PEPS Units] of Georgia-Pacific Corporation, a Georgia corporation (the "Company")

     The undersigned Holder hereby notifies you that it has delivered to The Chase Manhattan Bank, as Securities Intermediary, for credit to the Collateral Account, $______ aggregate principal amount of [Senior Deferrable Notes] [Treasury Securities] in exchange for the [Pledged Senior Deferrable Notes] [Pledged Treasury Securities] held in the Collateral Account, in accordance with the Pledge Agreement, dated as of July 7, 1999 (the "Pledge Agreement"; unless otherwise defined herein, terms defined in the Pledge Agreement are used herein as defined therein), between you, the Company, the Collateral Agent and the Securities Intermediary. The undersigned Holder has paid all applicable fees relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Senior Deferrable Notes] [Pledged Treasury Securities] related to such [PEPS Units] [Treasury PEPS Units].

Date:
      -----------------------          -----------------------------------------
                                                       Signature

                                       Signature Guarantee:
                                                           ---------------------

Please print name and address of Registered Holder:


----------------------------------     ------------------------------------
Name                                   Social Security or other Taxpayer
                                       Identification Number, if any
Address

---------------------------------

---------------------------------

---------------------------------

                                                                       EXHIBIT D

                      NOTICE FROM PURCHASE CONTRACT AGENT
                                  TO HOLDERS
        (Transfer of Collateral upon Occurrence of a Termination Event)

[HOLDER]

-----------------------

-----------------------
Attention:
Telecopy: __________

          Re:  [__________ PEPS Units] [______ Treasury PEPS
               Units] of Georgia-Pacific Corporation, a Georgia corporation (the "Company")

     Please refer to the Purchase Contract Agreement, dated as of July 7, 1999 (the "Purchase Contract Agreement"; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of PEPS Units and Treasury PEPS Units from time to time.

     We hereby notify you that a Termination Event has occurred and that [the Senior Deferrable Notes][the Treasury Securities] underlying your ownership interest in _____ [PEPS Units] [Treasury PEPS Units] have been released and are being held by us for your account pending receipt of transfer instructions with respect to such [Senior Deferrable Notes][Treasury Securities] (the "Released Securities").

     Pursuant to Section 3.15 of the Purchase Contract Agreement, we hereby request written transfer instructions with respect to the Released Securities. Upon receipt of your instructions and upon transfer to us of your [PEPS Units][Treasury PEPS Units] effected through book-entry or by delivery to us of your [PEPS Units Certificate][Treasury PEPS Units Certificate], we shall transfer the Released Securities by book-entry transfer or other appropriate procedures, in accordance with your instructions. In the event you fail to effect such transfer or delivery, the Released Securities and any distributions thereon, shall be held in our name, or a nominee in trust for your benefit, until such time as such [PEPS Units][Treasury PEPS Units] are transferred or your [PEPS Units Certificate] [Treasury PEPS Units Certificate] is surrendered or satisfactory evidence is provided that such your [PEPS Units Certificate][Treasury PEPS Units Certificate] has been destroyed, lost or stolen, together with any indemnification that we or the Company may require.


Date:                    By:  THE FIRST NATIONAL BANK OF CHICAGO


                              ---------------------------
                              Name:

                              Title:  Authorized Officer

                                                                       EXHIBIT E

                           NOTICE TO SETTLE BY CASH


The First National Bank of Chicago
One First National Plaza
Suite 0126
Chicago, Illinois 60670-0126
Attention: Global Corporate Services

          Re: [_______ PEPS Units] [Treasury PEPS Units] of Georgia-Pacific Corporation, a Georgia corporation (the "Company")

     The undersigned Holder hereby irrevocably notifies you in accordance with
Section 5.4 of the Purchase Contract Agreement, dated as of July 7, 1999 (the "Purchase Contract Agreement"; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and you, as Purchase Contract Agent and as Attorney-in-Fact for the Holders of the Purchase Contracts, that such Holder has elected to pay to the Securities Intermediary for deposit in the Collateral Account, prior to or on 11:00 a.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date (in lawful money of the United States by certified or cashiers' check or wire transfer, in immediately available funds), $______ as the Purchase Price for the shares of Georgia-Pacific Group Stock issuable to such Holder by the Company under the related Purchase Contracts on the Purchase Contract Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders' election to make such cash settlement with respect to the Purchase Contracts related to such Holder's [PEPS Units] [Treasury PEPS Units].


Date:
      -----------------------          -----------------------------------------
                                                    Signature

                                       Signature Guarantee:
                                                           ---------------------

Please print name and address of Registered Holder:

                                                                       EXHIBIT F


                      NOTICE FROM PURCHASE CONTRACT AGENT
                    TO COLLATERAL AGENT AND SENIOR TRUSTEE
             (Settlement of Purchase Contract through Remarketing)


The Chase Manhattan Bank, as Collateral Agent
450 West 33rd Street
New York, New York 10001
Attention: Corporate Trust Group
Telecopy: 212-946-8159

The Bank of New York, as Senior Trustee
______________________________
______________________________
Attention:
Telecopy:

          Re: __________ PEPS Units of Georgia-Pacific Corporation, a Georgia corporation (the "Company")

     Please refer to the Purchase Contract Agreement, dated as of July 7, 1999 (the "Purchase Contract Agreement"; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the Holders of PEPS Units from time to time.

     In accordance with Section 5.4 of the Purchase Contract Agreement and, based on instructions and Cash Settlements received from Holders of PEPS Units as of 11:00 a.m. (New York City time), the fifth Business Day preceding the Purchase Contract Settlement Date, we hereby notify you that ______ Senior Deferrable Notes are to be tendered for purchase in the Remarketing.


Date:                                  By:  THE FIRST NATIONAL BANK OF CHICAGO


                                            --------------------------------
                                            Name:
                                            Title:  Authorized Officer


                                      F-1